                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             THE BROWN SCHOOLS, INC.

                                       AND

                           PSYCHIATRIC SOLUTIONS, INC.

                                FEBRUARY 13, 2003

                                TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         ----
ARTICLE 1.   PURCHASE OF ASSETS............................................................................................1
1.1          Assets........................................................................................................1
1.2          Excluded Assets...............................................................................................3
1.3          Assumed Liabilities...........................................................................................4
1.4          Excluded Liabilities..........................................................................................5
1.5          Purchase Price................................................................................................6
ARTICLE 2.   CLOSING.......................................................................................................7
2.1          Closing.......................................................................................................7
2.2          Actions of Seller at Closing..................................................................................7
2.3          Actions of Buyer at Closing...................................................................................8
ARTICLE 3.   REPRESENTATIONS AND WARRANTIES OF SELLER......................................................................9
3.1          Existence and Capacity........................................................................................9
3.2          Powers; Governmental Consents; Absence of Conflicts With Other Agreements, Etc................................9
3.3          Binding Agreement............................................................................................10
3.4          Financial Statements.........................................................................................10
3.5          Certain Post-Balance Sheet Results...........................................................................10
3.6          Licenses.....................................................................................................11
3.7          Certificates of Need.........................................................................................12
3.8          Medicare Participation; Accreditation........................................................................12
3.9          Regulatory Compliance........................................................................................13
3.10         Equipment....................................................................................................13
3.11         Real Property................................................................................................13
3.12         Title........................................................................................................15
3.13         Employee Benefit Plans.......................................................................................15
3.14         Litigation or Proceedings....................................................................................16
3.15         Environmental Laws...........................................................................................16
3.16         Hill-Burton and Other Liens..................................................................................17
3.17         Taxes........................................................................................................18
3.18         Employee Relations...........................................................................................18
3.19         Agreements and Commitments...................................................................................19
3.20         Contracts....................................................................................................20
3.21         Supplies.....................................................................................................20
3.22         Insurance....................................................................................................21
3.23         Third Party Payor Cost Reports...............................................................................21
3.24         Medical Staff Matters........................................................................................21
3.25         Condition of Assets..........................................................................................21
3.26         Intellectual Property; Computer Software.....................................................................22
3.27         Accounts Receivable..........................................................................................22
3.28         Compliance Program...........................................................................................22
3.29         Subsidiaries.................................................................................................22
3.30         Full Disclosure..............................................................................................23
3.31         HIPAA Compliance.............................................................................................23

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF BUYER......................................................................23
4.1          Existence and Capacity.......................................................................................23
4.2          Powers; Governmental Consents; Absence of Conflicts With Other Agreements, Etc...............................23
4.3          Binding Agreement............................................................................................24
ARTICLE 5.   COVENANTS OF SELLER PRIOR TO CLOSING.........................................................................24
5.1          Information..................................................................................................24
5.2          Operations...................................................................................................24
5.3          Negative Covenants...........................................................................................25
5.4          Governmental Approvals.......................................................................................26
5.5          FTC Notification.............................................................................................26
5.6          Additional Financial Information.............................................................................26
5.7          No-Shop Clause...............................................................................................27
5.8          Title Commitment and Survey; UCC Searches; Defects and Cure..................................................27
5.9          Insurance Ratings............................................................................................29
5.10         Medical Staff Disclosure.....................................................................................29
ARTICLE 6.   COVENANTS OF BUYER PRIOR TO CLOSING..........................................................................29
6.1          Governmental Approvals.......................................................................................29
6.2          FTC Notification.............................................................................................29
6.3          Actions of Buyer.............................................................................................29
ARTICLE 7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.................................................................30
7.1          Representations/Warranties...................................................................................30
7.2          Pre-Closing Confirmations....................................................................................30
7.3          Title Policy.................................................................................................30
7.4          Actions/Proceedings..........................................................................................31
7.5          Adverse Change...............................................................................................31
7.6          Insolvency...................................................................................................31
7.7          Opinion of Counsel to Seller.................................................................................31
7.8          Vesting/Recordation..........................................................................................31
7.9          Delivery of Certain Documents................................................................................31
7.10         Right of Offset..............................................................................................31
ARTICLE 8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER................................................................31
8.1          Representations/Warranties...................................................................................32
8.2          Buyer's Governmental Approvals...............................................................................32
8.3          Actions/Proceedings..........................................................................................32
8.4          Insolvency...................................................................................................32
8.5          Opinion of Counsel to Buyer..................................................................................32
8.6          Delivery of Certain Documents................................................................................32
ARTICLE 9.   SELLER'S POST CLOSING COVENANTS..............................................................................32
9.1          Covenant Not to Compete......................................................................................32
9.2          Net Worth Covenant...........................................................................................33
9.3          Certification of Closing Date Accounts Payable...............................................................33
ARTICLE 10.  ADDITIONAL AGREEMENTS........................................................................................34
10.1         Allocation of Purchase Price.................................................................................34
10.2         Termination Prior to Closing.................................................................................34
10.3         Post Closing Access to Information...........................................................................34

10.4         Preservation and Access to Records After the Closing.........................................................34
10.5         CON Disclaimer...............................................................................................35
10.6         Tax and Medicare Effect......................................................................................35
10.7         Reproduction of Documents....................................................................................35
10.8         Cooperation on Tax Matters...................................................................................36
10.9         Cost Reports.................................................................................................36
10.10        Misdirected Payments, Etc....................................................................................36
10.11        Employee Matters.............................................................................................36
10.12        Use of Controlled Substance Permits..........................................................................37
10.13        Transition Services Agreement................................................................................37
10.14        Loss Experience..............................................................................................37
10.15        Insurance....................................................................................................38
ARTICLE 11.  INDEMNIFICATION..............................................................................................38
11.1         Indemnification by Buyer.....................................................................................38
11.2         Indemnification by Seller....................................................................................38
11.3         Limitations..................................................................................................38
11.4         Notice and Control of Litigation.............................................................................39
11.5         Notice of Claim..............................................................................................40
ARTICLE 12.  MISCELLANEOUS................................................................................................40
12.1         Schedules and Other Instruments..............................................................................40
12.2         Additional Assurances........................................................................................41
12.3         Consented Assignment.........................................................................................41
12.4         Consents, Approvals and Discretion...........................................................................41
12.5         Legal Fees and Costs.........................................................................................41
12.6         Choice of Law................................................................................................42
12.7         Benefit/Assignment...........................................................................................42
12.8         No Brokerage.................................................................................................42
12.9         Cost of Transaction..........................................................................................42
12.10        Confidentiality..............................................................................................42
12.11        Public Announcements.........................................................................................43
12.12        Waiver of Breach.............................................................................................43
12.13        Notice.......................................................................................................43
12.14        Severability.................................................................................................44
12.15        Gender and Number............................................................................................44
12.16        Divisions and Headings.......................................................................................44
12.17        Survival.....................................................................................................44
12.18        Affiliates...................................................................................................44
12.19        Knowledge....................................................................................................44
12.20        Waiver of Jury Trial.........................................................................................45
12.21        Accounting Date..............................................................................................45
12.22        No Inferences................................................................................................45
12.23        No Third Party Beneficiaries.................................................................................45
12.24        Enforcement of Agreement.....................................................................................45
12.25        Entire Agreement; Amendment..................................................................................45
12.26        Risk of Loss.................................................................................................46
12.27        Other Owners of Assets.......................................................................................46

12.28        Transfer or Sales Taxes......................................................................................46
12.29        Prorations...................................................................................................46

                                    EXHIBITS

DESCRIPTION                                                                                                        EXHIBIT
-----------                                                                                                        -------
Seller Entities..........................................................................................................A
Residential Treatment Centers............................................................................................B
Buyer Entities...........................................................................................................C
Opinion of Counsel to Seller.............................................................................................D
Opinion of Counsel to Buyer..............................................................................................E
Limited Power of Attorney................................................................................................F
Transition Services Agreement............................................................................................G

                                    SCHEDULES

DESCRIPTION                                                                                                       SCHEDULE
-----------                                                                                                       --------
Real Property.......................................................................................................1.1(a)
Tangible Personal Property..........................................................................................1.1(b)
Contracts...........................................................................................................1.1(i)
Excluded Assets........................................................................................................1.2
Long Term Debt/Capital Lease Obligations...............................................................................1.3
Excluded Liabilities...................................................................................................1.4
Powers; Governmental Consents; Absence of Conflicts with Other Agreements, Etc.........................................3.2
Financial Statements...................................................................................................3.4
Certain Post-Balance Sheet Results.....................................................................................3.5
Licenses...............................................................................................................3.6
Certificates of Need...................................................................................................3.7
Medicare Participation; Accreditation..................................................................................3.8
Regulatory Compliance..................................................................................................3.9
Equipment.............................................................................................................3.10
Real Property ........................................................................................................3.11
Employee Benefit Plans................................................................................................3.13
Litigation or Proceedings.............................................................................................3.14
Environmental Laws....................................................................................................3.15
Employee Relations....................................................................................................3.18
Agreements and Commitments............................................................................................3.19
Contracts.............................................................................................................3.20
Insurance.............................................................................................................3.22
Third Party Payor Cost Reports........................................................................................3.23
Medical Staff Matters.................................................................................................3.24
Condition of Assets...................................................................................................3.25
Intellectual Property; Computer Software..............................................................................3.26
Compliance Program....................................................................................................3.28
Subsidiaries..........................................................................................................3.29
Buyer Absence of Conflicts with Other Agreements, Etc..................................................................4.2(c)
Material Consents......................................................................................................7.2

                            GLOSSARY OF DEFINED TERMS

DEFINED TERM                                                                                                       SECTION
------------                                                                                                       -------
Accessibility Laws.................................................................................................3.11(d)
Accrued PTO.........................................................................................................1.3(d)
Affiliate............................................................................................................12.18
Agreement.....................................................................................................Introduction
Applications...........................................................................................................3.7
Assets.................................................................................................................1.1
Assignment and Assumption Agreement.................................................................................2.2(c)
Assumed Liabilities....................................................................................................1.3
Balance Sheet Date..................................................................................................3.4(a)
Benefit Plans.........................................................................................................3.13
Buyer.........................................................................................................Introduction
Buyer Entities...................................................................................................Recital D
Buyer Indemnified Parties.............................................................................................11.2
CERCLA................................................................................................................3.15
Certificate of Need....................................................................................................3.7
Closing................................................................................................................2.1
Closing Date...........................................................................................................2.1
Closing Documents.....................................................................................................3.30
Code..................................................................................................................3.13
Competing Business.....................................................................................................9.1
Compliance Program....................................................................................................3.28
Contracts...........................................................................................................1.1(i)
Control..............................................................................................................12.18
Defects.............................................................................................................5.8(d)
Environmental Laws....................................................................................................3.15
ERISA.................................................................................................................3.13
Excluded Assets........................................................................................................1.2
Excluded Liabilities...................................................................................................1.4
Excluded Marks......................................................................................................1.2(f)
Exemption Certificate..................................................................................................3.7
Facilities.......................................................................................................Recital C
Financial Statements...................................................................................................3.4
FTC....................................................................................................................5.5
GAAP...................................................................................................................3.4
Government Entity......................................................................................................3.9
Government Patient Receivables......................................................................................1.2(i)
Government Patient Receivables Amount...............................................................................1.1(f)
HIPAA.................................................................................................................3.31
HSR Act................................................................................................................5.5
Immaterial Contracts..................................................................................................3.19
Indemnified Party.....................................................................................................11.4
Indemnifying Party....................................................................................................11.4
Intellectual Property.................................................................................................3.26

Interim Statements.....................................................................................................5.6
JCAHO..................................................................................................................3.8
Justice Department.....................................................................................................5.5
Knowledge............................................................................................................12.19
Permitted Encumbrances................................................................................................3.11
Replacement Note....................................................................................................2.3(b)
Purchase Price.........................................................................................................1.5
RCRA..................................................................................................................3.15
RTCs.............................................................................................................Recital B
Real Estate Taxes....................................................................................................12.29
Real Property.......................................................................................................1.1(a)
Real Property Leases...............................................................................................3.11(k)
Promissory Note........................................................................................................1.5
Restricted Area........................................................................................................9.1
Seller........................................................................................................Introduction
Seller Cost Reports...................................................................................................10.9
Seller Entities..................................................................................................Recital A
Seller Indemnified Parties............................................................................................11.1
State Health Agency....................................................................................................3.6
Surveys.............................................................................................................5.8(b)
Tax Excess...........................................................................................................12.29
Tax Refund...........................................................................................................12.29
Threshold Amount......................................................................................................11.3
Title Commitment....................................................................................................5.8(a)
Title Company.......................................................................................................5.8(a)
Title Evidence......................................................................................................5.8(d)
Title Policy........................................................................................................5.8(a)
U.C.C. Searches.....................................................................................................5.8(c)
WARN Act.............................................................................................................10.11

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (the "AGREEMENT") is made and entered into as of February 13, 2003, by and between The Brown Schools, Inc., a Delaware corporation ("SELLER"), and Psychiatric Solutions, Inc., a Delaware corporation ("BUYER").

                                    RECITALS

         A. Seller owns or controls, directly or indirectly, the organizations listed on Exhibit A attached hereto (collectively, the "SELLER ENTITIES").

         B. The Seller Entities directly or indirectly own and operate each of the residential treatment centers set forth on Exhibit B attached hereto (collectively, the "RTCs").

         C. Seller desires to sell to Buyer and Buyer desires to purchase substantially all of the assets of Seller and its subsidiaries and affiliates which are directly related to and used in connection with the operation of the RTCs, related outpatient care facilities and ancillary services, licensed hospitals and other licensed healthcare facilities (collectively with the RTCs, the "FACILITIES"), on the terms and conditions set forth in this Agreement.

         D. Buyer intends to organize the six wholly owned, direct or indirect subsidiaries listed on Exhibit C attached hereto (collectively, the "BUYER ENTITIES") to purchase the Facilities from the Seller Entities.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and the agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

                                   ARTICLE 1.
                               PURCHASE OF ASSETS

         1.1 ASSETS. Subject to the terms and conditions of this Agreement, as of the Closing (as defined in Section 2.1 hereof), Seller agrees to cause the Seller Entities to sell, convey, transfer and deliver to the Buyer Entities designated by Buyer, and Buyer agrees to cause the Buyer Entities to purchase, all of the assets owned or used by the Seller Entities in connection with the operation of the Facilities, other than the Excluded Assets (hereinafter defined), which included assets shall include, without limitation, the following (the "ASSETS"):

                  (a) fee simple and/or leasehold title to all real property described and designated as such on Schedule 1.1(a) hereto, together with all improvements, any construction in progress, any other buildings and fixtures thereon, and all rights, privileges, hereditaments and easements appurtenant thereto, including without limitation, all sewer and water discharge capacity, if any, allocated or reserved thereto and all development rights with respect thereto (collectively, the "REAL PROPERTY");

                  (b) all tangible personal property owned by the Seller Entities and used in connection with the operation of the Facilities, including, without limitation, all major, minor or other equipment, vehicles, furniture and furnishings, the current list and general location of which are set forth on Schedule 1.1(b) hereto;

                  (c) all supplies and inventory used in respect of the Facilities;

                  (d) assumable deposits, prepaid expenses and claims for refunds;

                  (e) all accounts receivable (other than receivables from governmental third-party payors which by law may not be assigned) arising from the rendering of services to patients at the Facilities, billed and unbilled, recorded or unrecorded, with collection agencies or otherwise, accrued and existing in respect of services prior to the Closing;

                  (f) the right to receive an amount equal to the value of all patient receivables collected related to Medicare, Medicaid and other third-party patient claims of the Seller Entities due from governmental third-party payors arising from the rendering of services to patients at the Facilities, billed and unbilled, recorded or unrecorded, with collection agencies or otherwise, accrued and existing in respect of services prior to the Closing which by law may not be assigned (excluding settlement accounts relating to Sections 1.2(c) and 1.4(e)), less any applicable overpayments, refunds, offsets, credit balances or other proper adjustments (the "GOVERNMENT PATIENT RECEIVABLES AMOUNT");

                  (g) all claims, causes of action, and judgments in favor of the Seller Entities relating to the Assets and, to the extent assignable by the Seller Entities, all warranties (express or implied) and rights and claims assertable by (but not against) the Seller Entities related to the Assets;

                  (h) all financial, patient, medical staff records and personnel records (as required for accreditation purposes) relating to the Facilities (including, without limitation, all equipment records, medical administrative libraries, medical records, documents, catalogs, books, records, files, operating manuals and current personnel records);

                  (i) all rights and interests of the Seller Entities in the contracts, commitments, leases and agreements listed on Schedule 1.1(i) hereto and all Immaterial Contracts (hereinafter defined) (collectively, the "CONTRACTS");

                  (j) all licenses, certificates of need, franchises, accreditations, registrations, and other permits, to the extent assignable, held by the Seller Entities relating to the Facilities (including, without limitation, any pending or approved governmental approvals);

                  (k) except for the Excluded Marks (hereinafter defined), all names, trade names, trademarks and service marks (or variations thereof) associated with the Facilities, all goodwill associated therewith, and all applications and registrations associated therewith;

                  (l) all assets reflected on the Financial Statements (as defined in Section 3.4), and any additions thereto up through Closing less deletions therefrom of assets sold or consumed in the ordinary course of business;

                  (m) all goodwill associated with the Facilities and the Assets;

                  (n) to the extent assignable, all provider contracts (and numbers) between the Facilities and Medicare, Medicaid, CHAMPUS/TRICARE or other third party payors;

                  (o) all insurance proceeds arising in connection with property damage to the Assets occurring prior to the Closing Date, to the extent not expended on the repair or restoration of the Assets;

                  (p) all computers, data processing equipment and software, to the extent transferable, held or used directly in the business or operation of the Facilities;

                  (q) the assets owned by Affiliates of Seller which are used directly in connection with the operation of the Facilities;

                  (r) all other property, other than the Excluded Assets, of every kind, character or description owned by Seller or its Affiliates and used or held for use directly in the business of the Facilities or the Assets, whether or not reflected on the Financial Statements, wherever located and whether or not similar to the items specifically set forth above, and all other businesses and ventures owned by the Seller Entities in connection with the operations of the Facilities or the Assets; and

                  (s) the interest of the Seller Entities in all property of the foregoing types, arising or acquired in the ordinary course of the business of the Seller Entities in respect of the Facilities between the date hereof and the Closing Date.

The Seller Entities shall convey good and marketable, or transferable, title to the Assets and all parts thereof to Buyer free and clear of all claims, assessments, security interests, liens, restrictions and encumbrances, other than the Permitted Encumbrances (hereinafter defined) and the Assumed Liabilities (hereinafter defined).

         1.2 EXCLUDED ASSETS. Those assets of the Seller Entities described below, together with any assets described on Schedule 1.2 hereto, shall be retained by the Seller Entities (collectively, the "EXCLUDED ASSETS") and shall not be conveyed to Buyer:

                  (a)      cash and cash equivalents;

                  (b) board-designated, restricted and trustee-held or escrowed funds (such as funded depreciation, debt service reserves, working capital trust assets, and assets and investments restricted as to use) and accrued earnings thereon;

                  (c) all amounts payable to the Seller Entities in respect of third party payors pursuant to retrospective settlements (including, without limitation, pursuant to Medicare, Medicaid and CHAMPUS/TRICARE cost reports filed or to be filed by the

         Seller Entities for periods prior to Closing) and any tax refunds, rebates or payments payable to the Seller Entities;

                  (d) all records relating to the Excluded Assets and Excluded Liabilities (as defined below) to the extent that Buyer does not need the same post-Closing in connection with the ongoing activities of the Facilities, the Assets, or the Assumed Liabilities (as defined below), as well as all records which by law the Seller Entities are required to maintain in their possession;

                  (e) any prepaid expenses related to the Excluded Assets and Excluded Liabilities (such as prepaid legal expenses or insurance premiums);

                  (f) any and all names, trade names, trademarks, service marks, logos or other symbols used in connection with the Facilities and the Assets which include the name "Brown" or any variants thereof or any other names which are proprietary to Seller or its Affiliates (the "EXCLUDED MARKS");

                  (g) receivables from or obligations with Seller or its Affiliates;

                  (h) any computer software and programs which are proprietary to Seller;

                  (i) all patient receivables related to Medicare, Medicaid and other third party patient claims of the Seller Entities due from governmental third party payors arising from the rendering of services to patients at the Facilities, billed and unbilled, recorded or unrecorded, accrued and existing in respect of services prior to the Closing which by law may not be assigned ("GOVERNMENT PATIENT RECEIVABLES"); and

                  (j) all supplies, drugs, food and other disposables and consumables disposed of by the Seller Entities in the ordinary course of business prior to Closing consistent with past practices of Seller Entities.

         1.3 ASSUMED LIABILITIES. In connection with the conveyance of the Assets to Buyer, Buyer agrees to assume, as of the Closing, the future payment and performance of the following liabilities (the "ASSUMED LIABILITIES") of the Seller Entities:

                  (a) All current liabilities and obligations of Seller or Seller Entities in respect of the business of the Facilities existing as of the Balance Sheet Date (hereinafter defined) but only if and to the extent that the same are accrued or reserved for on the Balance Sheet Date and remain unpaid and undischarged on the Closing Date, and all current liabilities and obligations of Seller or Seller Entities arising in the regular and ordinary course of the business of the Facilities between the Balance Sheet Date and the Closing Date, to the extent and that the same remain unpaid and undischarged on the Closing Date and are accrued or reserved for on the balance sheet as of the Closing Date;

                  (b) all obligations accruing after, and with respect to the period after, the Closing with respect to the Contracts, including the provider contracts (and numbers) between the Facilities and Medicare, Medicaid, CHAMPUS/TRICARE or other third party payors;

                  (c) the long term debt and capital lease obligations (if any) set forth on Schedule 1.3 hereto;

                  (d) obligations and liabilities as of the Closing Date in respect of accrued but unused paid time off (the "ACCRUED PTO") of employees of the Seller Entities who are hired by Buyer as of the Closing Date; and

                  (e) non-accrued sick pay obligations for employees of the Seller Entities who are hired by Buyer as of the Closing Date.

         1.4 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, Buyer and Buyer Entities shall not assume and under no circumstances shall Buyer or Buyer Entities be obligated to pay or assume, and none of the assets of Buyer or Buyer Entities shall be or become liable for or subject to any liability, indebtedness, commitment, or obligation of Seller, Seller Entities or their respective Affiliates, whether known or unknown, fixed or contingent, recorded or unrecorded, currently existing or hereafter arising or otherwise (collectively, the "EXCLUDED LIABILITIES"), including, without limitation, the following Excluded Liabilities:

                  (a) any debt, obligation, expense or liability that is not an Assumed Liability;

                  (b) claims or potential claims for medical malpractice or general liability relating to events asserted to have occurred prior to the Closing;

                  (c)      those claims and obligations (if any) specified in
         Schedule 1.4 hereto;

                  (d) any liabilities or obligations associated with or arising out of any of the Excluded Assets;

                  (e) liabilities and obligations of Seller, Seller Entities or their respective Affiliates, regardless of when imposed, in respect of periods prior to the Closing Date arising under the terms of the Medicare, Medicaid, CHAMPUS/TRICARE, Blue Cross, or other third party payor programs (provided, however, that this clause (e) shall not apply to any and all Assumed Liabilities under Section 1.3(a) hereof);

                  (f) federal, state or local tax liabilities or obligations of Seller, Seller Entities or their respective Affiliates in respect of periods prior to the Closing including, without limitation, any income tax, any franchise tax, any tax recapture, any state and local recording fees and taxes (excluding those contemplated in Sections 12.28 and 12.29) which may arise upon the consummation of the transactions contemplated herein (exclusive of any financing transactions engaged in by Buyer or its Affiliates, which shall be the obligation of Buyer), and any FICA, FUTA, workers' compensation, and any and all other taxes or amounts due and payable as a result of the exercise by the employees at the Facilities of any such employee's right to vacation, sick leave, and holiday benefits accrued while in the employ of the Seller Entities (provided, however, that this clause
         (f) shall not apply to any and all taxes payable with respect to any employee benefits constituting Assumed Liabilities under Section 1.3(d) hereof);

                  (g) liability for any and all claims by or on behalf of employees of Seller, Seller Entities or their respective Affiliates relating to periods prior to the Closing including, without limitation, liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, ADA claim, FMLA claim, wage and hour claim, unemployment compensation claim, or workers' compensation claim, and any liabilities or obligations to former employees of Seller, Seller Entities or their respective Affiliates under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (provided, however, that this clause (g) shall not apply to any and all employee benefits constituting Assumed Liabilities under Section 1.3(d) hereof);

                  (h) any obligation or liability accruing, arising out of, or relating to any federal, state or local investigations of, or claims or actions against, Seller, Seller Entities or their respective Affiliates or any of their employees with respect to acts or omissions prior to the Closing;

                  (i) any civil or criminal obligation or liability accruing, arising out of, or relating to any acts or omissions of Seller, any of the Seller Entities, any of their respective Affiliates or their directors, officers, employees and agents claimed to violate any constitutional provision, statute, ordinance or other law, rule, regulation, interpretation or order of any governmental entity;

                  (j) liabilities or obligations arising as a result of any breach by Seller, any of the Seller Entities or their respective Affiliates at any time of any contract or commitment that is not assumed by Buyer or Buyer Entities;

                  (k) liabilities or obligations arising out of any breach by Seller, any of the Seller Entities or their respective Affiliates of any Contract, or amounts due and payable, accruing or occurring prior to, or with respect to the period before, the Closing;

                  (l) any obligation or liability asserted under the federal Hill-Burton program or other restricted grant and loan programs with respect to the ownership or operation of the Facilities or the Assets prior to the Closing; and

                  (m) any debt, obligation, expense, or liability of Seller, Seller Entities and their respective Affiliates arising out of or incurred solely as a result of any transaction of Seller, Seller Entities or their respective Affiliates occurring after the Closing, or for any violation by Seller, Seller Entities or their respective Affiliates of any law, regulation, or ordinance at any time (including, without limitation, those pertaining to fraud, environmental, healthcare regulatory and ERISA matters).

         1.5 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Assets shall be Sixty-Three Million Dollars ($63,000,000). In addition, at Closing, Buyer shall cause to be paid One Million Dollars ($1,000,000) of the Two Million Dollar ($2,000,000) promissory note, dated August 31, 2001, owed by Buyer to Seller in connection with the purchase by Buyer of the assets of Cypress Creek Hospital, Inc. and West Oaks Hospital, Inc. from Seller (the "Promissory

Note"). Buyer shall pay the Purchase Price and note prepayment to Seller at the Closing by wire transfer of immediately available funds to an account designated by Seller.

                                   ARTICLE 2.
                                     CLOSING

         2.1 CLOSING. Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in Sections 7 and 8 hereof, the consummation of the transactions contemplated by and described in this Agreement (the "CLOSING") shall take place at the offices of Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee, at 10:00 a.m. local time, on or before March 31, 2003, or on such other date or at such other location as the parties may mutually designate in writing (the date of consummation is referred to herein as the "CLOSING DATE"). Closing shall be effective as set forth in Section 12.21.

         2.2 ACTIONS OF SELLER AT CLOSING. At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

                  (a) Deeds containing special warranty of title, fully executed by Seller or one of its Affiliates in recordable form, conveying to Buyer good and marketable fee title to the Real Property described in Schedule 1.1(a), and/or Assignments, fully executed by Seller or one of its Affiliates in recordable form, assigning to Buyer good and valid leasehold title to any Real Property which is a leasehold estate, subject in each instance only to the Permitted Encumbrances;

                  (b) A General Assignment, Conveyance and Bill of Sale, fully executed by each Seller Entity, conveying to Buyer good and marketable title to all tangible assets which are a part of the Assets and valid title to all intangible assets which are a part of the Assets, free and clear of all liabilities, claims, liens, security interests and restrictions other than the Assumed Liabilities;

                  (c) An Assignment and Assumption Agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), fully executed by each Seller Entity, conveying to Buyer such Seller Entity's interest in the Contracts;

                  (d) An Owner's Title Policy, pro forma policy or marked title commitment (with lien affidavits and other affidavits needed to clear title exceptions other than Permitted Encumbrances) covering the Real Property as described in and provided by Section 7.3 hereof;

                  (e) Copies of resolutions duly adopted by the Board of Directors and shareholder(s) of Seller and each Seller Entity, authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of the Closing, by the appropriate officers of Seller and each Seller Entity;

                  (f) Certificates of the President or a Vice President of Seller, certifying that each covenant and agreement of Seller to be performed prior to or as of the Closing pursuant to this Agreement has been performed in all material respects and each representation and warranty of Seller is true and correct in all material respects on the Closing Date (other than representations and warranties that are by their terms expressly qualified by concepts of materiality, which shall be true and correct in all respects), as if made on and as of the Closing;

                  (g) Certificates of incumbency for the respective officers of Seller and each Seller Entity executing this Agreement and any other agreements or instruments contemplated herein or making certifications for the Closing dated as of the Closing Date;

                  (h) Certificates of existence and good standing of Seller and each Seller Entity from the state in which it is incorporated, dated the most recent practical date prior to the Closing;

                  (i)      The opinion of counsel to Seller as provided by
                           Section 7.7 hereof;

                  (j) All Certificates of Title and other documents evidencing an ownership interest conveyed as part of the Assets;

                  (k)      The Promissory Note for cancellation; and

                  (l) Such other instruments and documents as Buyer reasonably deems necessary to effect the transactions contemplated hereby.

         2.3 ACTIONS OF BUYER AT CLOSING. At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

                  (a) An amount equal to the Purchase Price and note prepayment in immediately available funds;

                  (b) The Assignment and Assumption Agreement, fully executed by Buyer or Buyer Entities, pursuant to which Buyer or one or more Buyer Entities shall assume the future performance of the Contracts as to the period after Closing, as herein provided;

                  (c) Copies of resolutions duly adopted by the Board of Directors of Buyer authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force as of the Closing, by the appropriate officers of Buyer;

                  (d) Certificates of the President or a Vice President of Buyer, certifying that each covenant and agreement of Buyer to be performed prior to or as of the Closing pursuant to this Agreement has been performed in all material respects and each representation and warranty of Buyer is true and correct in all material respects on the Closing Date (other than representations and warranties that are by their terms expressly qualified by concepts of materiality, which shall be true and correct in all respects), as if made on and as of the Closing;

                  (e) Certificates of incumbency for the respective officers of Buyer executing this Agreement or making certifications for the Closing dated as of the Closing Date;

                  (f) Certificates of existence and good standing of Buyer from the state in which it is incorporated, dated the most recent practical date prior to Closing;

                  (g)      The opinion of counsel to Buyer as provided by
         Section 8.5 hereof;

                  (h) The replacement promissory note in lieu of the Promissory Note on the same terms and conditions to reflect the prepayment by Buyer to Seller of One Million Dollars ($1,000,000) of the Promissory Note (the "Replacement Note"); and

                  (i) Such other instruments and documents as Seller reasonably deems necessary to effect the transactions contemplated hereby.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As of the date hereof, and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date, Seller represents and warrants to Buyer the following:

         3.1 EXISTENCE AND CAPACITY. Seller and each Seller Entity is a corporation, duly organized and validly existing in good standing under the laws of its state of incorporation. Seller has the requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder. Seller and each Seller Entity has the requisite corporate power and corporate authority to conduct its business as it is now being conducted.

         3.2 POWERS; GOVERNMENTAL CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery, and performance of this Agreement by Seller and all other agreements referenced herein, or ancillary hereto, to which Seller is a party, and the consummation by Seller and the Seller Entities of the transactions contemplated by this Agreement and the documents described herein, as applicable:

                  (a) are within its corporate powers, subject to compliance with Sections 5.4 and 5.5 are not in contravention of law or of the terms of its organizational documents, and have been duly authorized by all appropriate corporate action;

                  (b) except as provided in Sections 5.4 and 5.5 below or as set forth on Schedule 3.2, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

                  (c) except as set forth on Schedule 3.2, will neither violate, nor result in any breach of, or the creation of any material lien, charge, or encumbrance under, any indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound;

                  (d) subject to compliance with Sections 5.4 and 5.5 will not violate any statute, law, rule, or regulation of any governmental authority to which it or the Assets may be subject; and

                  (e) will not violate any judgment, decree, writ or injunction of any court or governmental authority to which it or the Assets may be subject.

         3.3 BINDING AGREEMENT. This Agreement and all agreements to which Seller or any of its Affiliates will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Seller and/or such Affiliates and are and will be enforceable against it in accordance with the respective terms hereof or thereof, except insofar as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and general principles of equity.

         3.4 FINANCIAL STATEMENTS. Seller has delivered to Buyer copies of the following financial statements of or pertaining to the Facilities ("FINANCIAL STATEMENTS"), which Financial Statements are maintained on an accrual basis, and copies of which are attached hereto as Schedule 3.4:

                  (a) Unaudited Balance Sheet dated as of November 30, 2002 (the "BALANCE SHEET DATE");

                  (b) Unaudited Income Statement for the 11-month period ended on the Balance Sheet Date; and

                  (c) Unaudited Balance Sheets and Income Statements for the fiscal years ended December 31, 2001 and 2000.

Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP"), except as set forth in Schedule 3.4 and the absence of footnotes. Such Balance Sheets present fairly in all material respects the financial condition of the Facilities as of the dates indicated thereon, and such Income Statements present fairly in all material respects the results of operations of the Facilities for the periods indicated thereon. Except for (i) liabilities that are disclosed in this Agreement, agreements entered into in connection herewith and Schedules and Exhibits hereto and thereto, and (ii) liabilities that were incurred after the Balance Sheet Date in the ordinary course of business, as of the date hereof, there are no liabilities of the Seller Entities relating to the Facilities or the other Assets and Assumed Liabilities required in accordance with GAAP to be disclosed on the Financial Statements of the Seller Entities, except as set forth in the Financial Statements, as otherwise specified on Schedule 3.4, or which would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Seller Entities.

         3.5      CERTAIN POST-BALANCE SHEET RESULTS. Except as set forth in
Schedule 3.5 hereto, since the Balance Sheet Date there has not been any:

                  (a) material damage, destruction, or loss (whether or not covered by insurance) affecting any of the Facilities or the Assets;

                  (b) material adverse changes in the condition, financial or otherwise, of the Assets, the business of, or in the results of operations of, any of the Facilities;

                  (c) threatened employee strike, work stoppage, or labor dispute pertaining to any of the Facilities;

                  (d) sale, assignment, transfer, or disposition of any item of property, plant or equipment included in the Assets having a book value in excess of Five Thousand Dollars ($5,000) (other than supplies), except in the ordinary course of business consistent with past practices of Seller Entities;

                  (e) material increases in the compensation payable to any employees of the Facilities or any material increase in, or institution of, any bonus, insurance, pension, profit-sharing or other employee benefit plan, remuneration or arrangements made to, for or with such employees (other than in the ordinary course of business consistent with Seller's past practices);

                  (f) dividends, distributions or extraordinary payments in excess of $5,000 by any Seller Entity;

                  (g) changes in the composition of the medical staff of any of the RTCs, other than normal turnover occurring in the ordinary course of business consistent with Seller's past practices;

                  (h) changes in the rates charged by the Facilities for their services, other than those made in the ordinary course of business consistent with Seller's past practices;

                  (i) material adjustments or write-offs of accounts receivable or reductions in reserves for accounts receivable outside the ordinary course of business consistent with Seller's past practices;

                  (j) material changes in the accounting methods or practices employed by Seller, or any Seller Entity or changes in depreciation or amortization policies; or

                  (k) transaction pertaining to the Facilities by any Seller Entity outside the ordinary course of business consistent with Seller's past practices;

provided, however, that Seller and each Seller Entity shall be allowed to negotiate and complete any real property sales as currently contemplated and made known to Buyer.

         3.6 LICENSES. Each Facility is duly licensed as required pursuant to the applicable laws of the state in which it is located as set forth on
Schedule 3.6. The ancillary departments located at each RTC or operated for the benefit of each Facility which are required to be specially licensed are duly licensed by the appropriate state agency (the "STATE HEALTH AGENCY"). Except as set forth on Schedule 3.6 hereto, the Seller Entities have all other material licenses, registrations, permits, and approvals which are needed or required by law to operate the business related to or affecting the Facilities or any ancillary services related thereto. Seller has delivered to Buyer an accurate list and summary description (Schedule 3.6) of all such material licenses, registrations and permits held by the Seller Entities relating to the ownership, development, or operation of the Facilities or the Assets, all of which are now and as of the Closing shall be in good standing.

         3.7 CERTIFICATES OF NEED. Except as set forth on Schedule 3.7 hereto, no application for any Certificate of Need, Exemption Certificate (each as defined below) or declaratory ruling has been made by any Seller Entity with the State Health Agency or other applicable agency which is currently pending or open before such agency, and no such application (collectively, the "APPLICATIONS") filed by any Seller Entity within the past three (3) years has been ultimately denied by any commission, board or agency or withdrawn by any Seller Entity. Except as set forth on Schedule 3.7 hereto, no Seller Entity has prepared, filed, supported or presented opposition to any Applications filed by another hospital or health agency within the past three (3) years. Except as set forth on Schedule 3.7 hereto, no Seller Entity has any Applications pending or any approved Applications which relate to projects not yet completed. Each Seller Entity has properly filed all required Applications which are complete and correct in all material respects with respect to any and all material improvements, projects, changes in services, zoning requirements, construction and equipment purchases, and other changes for which approval is required under any applicable federal or state law, rule or regulation. As used herein, "CERTIFICATE OF NEED" means a written statement issued by the State Health Agency evidencing community need for a new, converted, expanded or otherwise significantly modified health care facility, health service or hospice, and "EXEMPTION CERTIFICATE" means a written statement from the State Health Agency stating that a health care project is not subject to the Certificate of Need requirements under applicable state law.

         3.8 MEDICARE PARTICIPATION; ACCREDITATION. Each Facility participating in the Medicare Program, one or more Medicaid programs or the CHAMPUS/TRICARE program is set forth on Schedule 3.8. Each such Facility has a current and valid provider contract with the programs as set forth on Schedule 3.8, and is in compliance in all material respects with the conditions of participation in such programs, if applicable. Each Facility is duly accredited, with no contingencies (except as set forth on Schedule 3.8), by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for the three
(3) year period set forth on Schedule 3.8. A copy of the most recent accreditation letter from the JCAHO pertaining to each RTC has been made available to Buyer. Except as set forth on Schedule 3.8, to the knowledge of Seller, all billing practices of the Seller Entities with respect to the Facilities to all third party payors, including the Medicare, Medicaid and CHAMPUS/TRICARE programs and private insurance companies, have been in compliance in all material respects with all applicable laws, regulations and policies of such third party payors and the Medicare, Medicaid and CHAMPUS/TRICARE programs and, to the knowledge of Seller, neither the Seller Entities nor the Facilities have knowingly billed or received any payment or reimbursement in excess of amounts allowed by law. Neither the Seller Entities nor any of their officers, directors, managing employees, or controlling shareholders are excluded from participation in the Medicare, Medicaid or CHAMPUS/TRICARE programs, nor, to the knowledge of Seller, is any such exclusion threatened. Except as set forth on Schedule 3.8, the Seller Entities have not received any written notice from any of the Medicare, Medicaid or CHAMPUS/TRICARE programs, or any other third party payor programs of any pending or threatened investigations or surveys.

         3.9 REGULATORY COMPLIANCE. Except as set forth on Schedule 3.9 hereto, the Facilities are in compliance in all material respects with all applicable statutes, rules, regulations, and requirements of the Government Entities having jurisdiction over the Facilities and the operations of the Facilities or their related ancillary services. As used herein, "GOVERNMENT ENTITY" means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local. Except as set forth on Schedule 3.9, the Seller Entities have timely filed all material reports, data, and other information required to be filed with the Government Entities. To the knowledge of Seller, neither the Seller Entities nor any of their officers, directors, agents or employees, has committed a violation of federal or state laws regulating health care fraud, including but not limited to the federal Anti-Kickback Law, 42 U.S.C. 1320a-7b; the Stark I and II Laws, 42 U.S.C. 1395nn, as amended, and their associated regulations; and the False Claims Act, 31 U.S.C. 3729, et seq.

         3.10 EQUIPMENT. Seller has delivered to Buyer an accurate and complete depreciation schedule as of the Balance Sheet Date (Schedule 3.10) which takes into consideration all the material equipment associated with, or constituting any part of, the Facilities and the Assets.

         3.11 REAL PROPERTY. The Seller Entities own, or as of the Closing Date will own, good, marketable, and insurable fee simple and/or leasehold title, as the case may be, to the Real Property, together with all buildings, improvements, and component parts thereon and all appurtenances and rights thereto. The Real Property will be conveyed to Buyer free and clear of any and all liens, encumbrances or other restrictions except those more particularly described in Schedule 3.11 hereto and such other matters as may be approved by Buyer (the "PERMITTED ENCUMBRANCES"). With respect to the Real Property:

                  (a) No Seller Entity has received written notice from any Governmental Entity of a violation of any applicable ordinance or other law, order or regulation, and no Seller Entity has received written notice of any lien, assessment, or the like relating to any part of the Real Property or the operation thereof;

                  (b) Except as set forth on Schedule 3.11, to the knowledge of Seller, the Real Property and its operation are in compliance in all material respects with all applicable zoning, land use, public health, fire safety, building code or other similar laws, ordinances and regulations applicable thereto or to the ownership or operation thereof. To the knowledge of Seller, the consummation of the transactions contemplated herein will not result in a violation of any applicable zoning ordinance or the termination of any applicable zoning variance, conditional use permit or waiver now existing, and except as set forth on Schedule 3.11, the buildings and improvements constituting the Real Property comply in all material respects with all public health, fire safety or building codes and regulations;

                  (c) To the knowledge of Seller, the Real Property is subject to no easements, restrictions, ordinances, or such other limitations on title so as to make such property unusable for its current use or the title uninsurable or unmarketable or which materially restrict or impair the use, marketability or insurability of the Real Property;

                  (d) To the knowledge of Seller, all of the Real Property is in compliance in all material respects with the applicable provisions of the Rehabilitation Act of 1973, Title III of the Americans with Disabilities Act, and the provisions of any comparable state statute relative to accessibility (these laws are referred to, collectively, as the "ACCESSIBILITY LAWS"), and there is no pending or noticed, or to the knowledge of Seller, threatened litigation, administrative action or complaint (whether from state, federal or local government or from any other person, group or entity) relating to compliance of any of the Real Property with the Accessibility Laws;

                  (e) Except for patients, there are no tenants or other persons or entities occupying any space in the Real Property, other than pursuant to tenant leases described in Schedule 3.11, or, to the knowledge of Seller, claiming any possession, adverse or not, to or other interest in any portion of the Real Property;

                  (f) The Seller Entities have not received, during the past five (5) years, any written notice from any Governmental Entity of, and, to the knowledge of Seller, no part of the Real Property is subject to, any existing, proposed or contemplated plans to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Real Property or that would adversely affect the current use of any part of the Real Property. To Seller's knowledge, there are no existing or contemplated public improvements which may result in special assessments against the Real Property;

                  (g) To Seller's knowledge, final permanent and unconditional certificates of occupancy and/or use have been duly issued by the applicable governmental authority having jurisdiction for all buildings located on the Real Property;

                  (h) To Seller's knowledge, all utilities serving the Real Property are installed and operating, and shall at Closing be adequate to operate the Real Property in the manner it is currently operated. To Seller's knowledge, any tap fees, hook-up fees or other associated charges accrued to date have been fully paid with respect to all potable and industrial water and all gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Facilities and the Assets;

                  (i) To Seller's knowledge, no portion of the Real Property constitutes wetlands, no portion lies within any designated flood plain area, and no portion of the Seller Owned Real Property has been or is used as a cemetery, burial ground or other site for the interment, burial or location of the remains of any deceased person or persons;

                  (j) Except as listed on Schedule 3.11, there are no outstanding options to purchase, rights of first offer, rights of first refusal or any similar rights to purchase any parcel of the Real Property, or any portion thereof or interest therein that have been granted or created by Seller;

                  (k) Schedule 3.11 sets forth an accurate and complete list of all of the leases of the Real Property pursuant to which a Seller Entity is lessee (the "REAL PROPERTY

         LEASES"). Seller has provided the Buyer accurate and complete copies of all Real Property Leases. Except as set forth in Schedule 3.11, Seller is not a lessee of any real property used in, or necessary or intended for the operation of the Facilities or the Assets to be transferred to Buyer; and

                  (l) Any division of the Real Property by Seller has been done in full compliance with all subdivision and zoning or other land use laws, regulations, ordinances or requirements. To Seller's Knowledge, (i) consummation of the Closing, and the sale of the Real Property, does not require the filing of any subdivision plats and (ii) the transactions contemplated by this Agreement will not cause any portion of the Real Property to be in violation of any applicable subdivision, zoning, historic district, fire safety and other land use laws, regulations, ordinances and requirements. If the conveyances of the Real Property contemplated by this transaction require the approval and filing of any subdivision plats or taking of any other actions under any such land use laws, ordinances, regulations or requirements, Seller will obtain all such approvals, make such filings or take all such actions as may be necessary or required thereunder in order to permit or allow the conveyance of the Real Property contemplated by this transaction to be accomplished; and

                  (m) Except as set forth in Schedule 3.11: (1) Seller has not received any notice of any default, offset, counterclaim or defense under any of the Real Property Leases; (2) to the knowledge of the Seller, the lessors named in the respective Real Property Lease are the fee owners of the Real Property leased thereunder; (3) except as set forth in each Real Property Lease, none of the Real Property Leases under which Seller is the lessor is subject to any option to renew, options to purchase, rights of first refusal, rights of first offer or any similar rights; (4) as to any of the Real Property Leases under which Seller is the lessor, no tenant is entitled to any rebate, concession or free rent, other than as set forth in the lease or contract with such tenant; no commitments have been made to any tenant for repairs or improvements other than for normal repairs and maintenance in the future; and no rents due under any leases with tenants have been assigned or hypothecated to, or encumbered by, any person; and (5) Seller is not in material breach or default under any Real Property Lease.

         3.12 TITLE. As of the Closing, the Seller Entities shall own and hold good, valid and marketable, or transferable, title to all of the Assets, and at the Closing the Seller Entities will assign and convey to Buyer good, valid and marketable, or transferable, title to all of the Assets, or any part thereof, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance, or charge other than the Permitted Encumbrances or the Assumed Liabilities.

         3.13 EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 3.13 hereto, the Seller Entities do not presently maintain or contribute to, nor have the Seller Entities maintained or contributed to within the last three (3) years, any pension, profit sharing, deferred compensation, bonus, fringe benefit, stock option, severance, layoff, life insurance, disability, vacation, holiday, or other employee pension or health or welfare benefit plan or arrangement. All employee pension benefit plans and employee health or welfare benefits plans maintained or contributed to by the Seller Entities (collectively "BENEFIT PLANS") have been administered in compliance in all material respects with all applicable laws including, without limitation, the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). There are no "accumulated funding deficiencies" within the meaning of the Code. No reportable events (within the meaning of ERISA) or, to the knowledge of Seller, prohibited transactions (within the meaning of the Code and ERISA) have occurred. There are no pending or, to the knowledge of Seller, threatened claims by or on behalf of the Benefit Plans or by any employee of the Seller Entities alleging a breach or breaches of fiduciary duties or violations of other applicable state or federal law which could result in material liability on the part of either the Seller Entities or the Benefit Plans under any law. Except as set forth on Schedule 3.13 hereto, during the past three (3) years all material returns, reports, disclosure statements, and premium payments required to be made under the Code or ERISA with respect to the Benefit Plans have been timely filed or delivered. Except as described in Schedule 3.13 hereto, the Benefit Plans have not been audited or, to the knowledge of Seller, investigated by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation within the last three (3) years, and, to the knowledge of Seller, there are no outstanding issues with reference to the Benefit Plans pending before any governmental agency.

         3.14 LITIGATION OR PROCEEDINGS. Seller has delivered to Buyer an accurate list and summary description (Schedule 3.14) of all current litigation or proceedings with respect to the Facilities and the Assets. Except as set forth on Schedule 3.14 hereto, the Seller Entities are not in default under any law or regulation material to the operation of the Facilities or the Assets, or under any order of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on Schedule 3.14, there are no claims, actions, suits, proceedings, or investigations pending, or to the knowledge of Seller, threatened against or related to the Seller Entities, the Facilities or the Assets, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality wherever located.

         3.15 ENVIRONMENTAL LAWS. Except as set forth on Schedule 3.15 hereto, (i) the Seller Entities have not received any written notice of any claim or potential claim relating the presence of any Hazardous Materials (as defined below) or pursuant to any Environmental Laws (as defined below), and
(ii) to the knowledge of Seller, none of the Seller Entities is in violation of any federal, state or local statutes, regulations, laws or orders pertaining to environmental matters ("ENVIRONMENTAL LAWS"), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") and any federal, state or local law, ordinance or regulation pertaining to the handling of hazardous, toxic or infectious medical waste. Seller is in possession of all material permits and other governmental authorizations required under applicable Environmental Laws, and all such permits are in good standing. Seller is in compliance in all material respects with all terms and conditions thereof to operate the business as currently operated. No Hazardous Materials (which for purposes of this Section 3.15 shall mean and include polychlorinated biphenyls, asbestos, petroleum and any substances, materials, constituents, wastes, or other elements which are included under or regulated by any Environmental Laws) have been, and through the Closing Date will be, manufactured, stored, generated or disposed of on, or released or discharged from or onto, the Real Property or the groundwater under the Real Property by the

Seller Entities, or to Seller's knowledge, any third party, in violation of any applicable Environmental Law. Neither the Seller Entities, nor to Seller's knowledge, any prior owners, operators or occupants of the Real Property, have allowed any Hazardous Materials to be manufactured, stored, generated, discharged, possessed, managed, processed, released, or otherwise handled on the Real Property in a manner which is in material violation of applicable law, and the Seller Entities and to the knowledge of Seller, any prior owners, operators or occupants have complied in all material respects with all applicable Environmental Laws. Except as set forth on Schedule 3.15 hereto, (i) neither Seller nor its Affiliates has received any written, or to Seller's knowledge, other notice that alleges that Seller, the Facilities or any other Asset transferred to Buyer, is not or was not in material compliance with all applicable Environmental Laws; (ii) none of the Real Property, nor Seller, its Affiliates, nor, to Seller's knowledge, any present owner or operator of the Real Property is subject to any pending or threatened investigation or inquiry by any governmental authority, or any remedial or removal obligations under any applicable Environmental Laws nor, to Seller's knowledge, is there any basis for any such investigation, inquiry or obligation; and (iii) to Seller's knowledge, no material amount of work, repairs, remedy, construction or capital expenditures are required by any Environmental Laws with respect to the Real Property in order for the continued lawful use of the Real Property as it is currently being used. Seller shall immediately notify Buyer should Seller become aware prior to Closing of any lien, notice, litigation, or threat of litigation relating to any alleged unauthorized release of any Hazardous Materials with respect to any part of the Real Property. Except as set forth on Schedule 3.15 hereto, to the knowledge of Seller, the improvements on the Real Property do not contain friable asbestos in any form. Without in any way limiting the generality of the foregoing and, except as set forth on Schedule 3.15 hereto, (i) all current or former underground storage tanks of which Seller has knowledge and the capacity, uses, dates of installation and contents of such tanks (if known to Seller) located on the Real Property are identified in Schedule 3.15; (ii) the Seller Entities have not placed, and to Seller's knowledge, no other person has placed, collection dumps, pits, and disposal facilities or surface impoundments for the disposal of hazardous substances as defined under CERCLA on the Real Property except as identified in Schedule 3.15; (iii) all underground storage tanks currently operated by the Seller Entities are in compliance in all material respects with the Environmental Laws; have passed tightness tests in accordance with law within the last twelve (12) months; (iv) Seller is in material compliance with all OSHA requirements respecting friable asbestos; and
(v) to Seller's knowledge, (A) no petroleum hydrocarbons have migrated on or below the surface of any of the Real Property, (B) the Real Property is free of dangerous levels of naturally-emitted radon, and (C) no portion of the Real Property has ever been used as a landfill, garbage or refuse dump site, waste disposal facility, transfer station or other type of facility for the processing, treatment or disposal of waste materials.

         3.16 HILL-BURTON AND OTHER LIENS. To the knowledge of Seller, the transactions contemplated hereby and the sale of the Facilities and the Assets to Buyer and Buyer Entities will not result in any obligation of Buyer, Buyer Entities or any of their respective Affiliates to repay any loans, grants or loan guarantees pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Planning and Resources Development Act, and the Community Mental Health Centers Act, as amended, or similar laws or acts relating to healthcare facilities, nor subject Buyer, Buyer Entities or any of their respective Affiliates or the Assets to any lien, restriction or obligation, including any requirement to provide uncompensated care.

         3.17 TAXES. The Seller Entities and their Affiliates have filed all federal, state and local tax returns required to be filed by them (all of which are true and correct in all material respects) or have obtained valid extensions of the time for filing same and have duly paid or made provision for the payment of all taxes (including any interest or penalties and amounts due state unemployment authorities) which are due and payable to the appropriate tax authorities, except for amounts for which the Seller Entities in good faith have a dispute and for which adequate reserves are reflected on the Balance Sheet. The Seller Entities and their Affiliates have withheld proper and accurate amounts from their employees' compensation in compliance with all withholding and similar provisions of the Code, including employee withholding and social security taxes, and any and all other applicable laws. No deficiencies for any of such taxes have been asserted or to Seller's knowledge threatened, and no audit on any such returns is currently under way or to Seller's knowledge threatened. There are no outstanding agreements by the Seller Entities for the extension of time for the assessment of any such taxes. The Seller Entities and their Affiliates have not taken and will not take any action in respect of any federal, state or local taxes (including, without limitation, any withholdings required to be made in respect of employees) which, to their knowledge, would have a material adverse effect upon the Facilities or the Assets as of or subsequent to Closing. There are no tax liens on any of the Assets and, to the knowledge of Seller, no basis exists for the imposition of any such liens. The Seller Entities have not assumed the tax liability of any person under contract.

         3.18 EMPLOYEE RELATIONS. Schedule 3.18 contains a list of all of the employees of the Seller Entities at the Facilities, their current salary or wage rates, bonus and other compensation for 2001, Accrued PTO and sick days, period of service, and whether such employees are part-time or full-time. Except as set forth on Schedule 3.18, all employees of the Facilities are employees of the Seller Entities. To the knowledge of Seller, there is no threatened employee strike, work stoppage, or labor dispute pertaining to the Facilities. To the knowledge of Seller, no union representation question exists respecting any employees of the Seller Entities. No collective bargaining agreement exists or is currently being negotiated by the Seller Entities, no written demand has been made for recognition by a labor organization by or with respect to any employees of the Seller Entities, no union organizing activities by or with respect to any employees of the Seller Entities are, to the knowledge of Seller, taking place, and to the knowledge of Seller none of the employees of the Seller Entities is represented by any labor union or organization. There is no unfair labor practice claim against the Seller Entities pending before the National Labor Relations Board, nor any strike, dispute, slowdown, or stoppage pending or, to the knowledge of Seller, threatened against or involving the Facilities, and none has occurred within the last five (5) years. The Seller Entities are in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. The Seller Entities are not engaged in any unfair labor practices which could have a material adverse effect on any Seller Entity. The Seller Entities have, to the knowledge of Seller, complied in all material respects with all requirements of the Immigration and Reform and Control Act of 1986. Except as set forth on Schedule 3.18, there are no pending or, to the knowledge of Seller, threatened EEOC claims, OSHA complaints, union grievances, wage and hour claims, unemployment compensation claims, workers' compensation claims or the like involving present employees of Seller Entities or Seller regarding services at any of the Facilities.

         3.19 AGREEMENTS AND COMMITMENTS. Except for the Contracts (including the Immaterial Contracts), contracts included in the Excluded Assets, or as set forth on Schedule 3.19, there are no commitments, contracts, leases, and agreements (whether written or oral) which materially affect the Facilities, the Assets, or the operation of any thereof, to which the Seller Entities are a party or by which the Seller Entities, the Facilities, the Assets, or any portion thereof is bound, including, without limitation:

                  (a)      physician agreements,

                  (b) agreements with health maintenance organizations, preferred provider organizations, or other alternative delivery systems,

                  (c)      joint venture or partnership agreements,

                  (d) employment contracts or any other contracts, agreements, or commitments to or with individual employees or agents,

                  (e) contracts or commitments materially affecting ownership of, title to, use of or any interest in real estate including any tenant leases,

                  (f)      equipment leases,

                  (g)      equipment maintenance agreements,

                  (h)      agreements with municipalities,

                  (i) collective bargaining agreements or other contracts or commitments to or with any labor unions, labor organizations, or other employee representatives or groups of employees,

                  (j) loan agreements, bonds, mortgages, liens, or other security agreements,

                  (k) patent licensing agreements or any other agreements, licenses, or commitments with respect to patents, patent applications, trademarks, trade names, service marks, technical assistance, copyrights, or other like terms affecting the Facilities or the Assets,

                  (l) contracts or commitments providing for payments based in any manner on the revenues or profits of the Facilities or the Assets,

                  (m) agreements, licenses, or commitments relating to data processing programs, software, or source codes utilized in connection with the Facilities or the Assets, and

                  (n) contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods or material, to or by Seller or any of the Seller Entities of any amount or value in excess of Fifty Thousand Dollars ($50,000) on an annual basis.

"IMMATERIAL CONTRACTS" means all commitments, contracts, leases and agreements, whether written or oral, which relate to the Facilities or the Assets, (a) which
(i) may be terminated by the Seller or any Seller Entity within ninety (90) days without cause and without penalty, and which will have a remaining obligation during their term (as of the Closing Date, and not on an annual basis) of Fifty Thousand Dollars ($50,000) or less, to which the Seller or any Seller Entity is a party or by which the Seller or any Seller Entity or any of the Assets is bound and (ii) are not with any physician or referral source, family member of a physician or referral source, or entity or entities owned by a physician or referral source or physicians or referral source and/or their family members (regardless of the amounts thereof or termination rights with respect thereto), or (b) which exist as of the Closing but are not listed on Schedule 1.1(i) and, following the Closing, the Buyer and/or the Buyer Entities elect to assume the rights and obligations thereunder.

         3.20 CONTRACTS. Seller has delivered to Buyer an accurate list (Schedule 1.1(i)) of the Contracts. Seller has made available to Buyer true and correct copies of the Contracts, and has given, and will give, the agents, employees and representatives of Buyer access to the originals of the Contracts. Seller represents and warrants with respect to the Contracts that:

                  (a) The Contracts constitute valid and legally binding obligations of the Seller Entities and are enforceable against the Seller Entities in accordance with their terms;

                  (b) Except as set forth on Schedule 3.20, each Contract constitutes the entire agreement by and between the respective parties thereto with respect to the subject matter thereof;

                  (c) Except as set forth on Schedule 3.20, no act or omission by Seller or any of the Seller Entities has occurred or failed to occur which, with the giving of notice, the lapse of time or both would constitute a default under the Contracts, and each of such Contracts is now and will be upon and after the Closing Date in full force and effect without default on the part of Seller or any of the Seller Entities;

                  (d) Except as expressly set forth on Schedule 3.20, none of the Contracts requires consent to the assignment and assumption of such Contracts by Buyer, and Seller will use its reasonable commercial efforts to obtain any required consents prior to the Closing; and

                  (e) Except as expressly set forth on Schedule 3.20, the assignment of the Contracts to and assumption of post-Closing obligations (and any obligations contemplated by Section 1.3) under such Contracts by Buyer will not result in any penalty or premium, or variation of the rights, remedies, benefits or obligations of any party thereunder.

         3.21 SUPPLIES. All the inventory and supplies constituting any part of the Assets are substantially of a quality and quantity usable and salable in the ordinary course of business of the Facilities. Inventory and supplies are carried at the lower of cost or market, on a first-in, first-out basis and are properly stated in the Financial Statements. The inventory levels are based on past practices of the Seller Entities at the Facilities.

         3.22 INSURANCE. Seller has delivered to Buyer an accurate schedule (Schedule 3.22) disclosing the insurance policies covering the ownership and operations of the Facilities and the Assets, which Schedule reflects the policies' numbers, terms, identity of insurers, amounts, and coverage. All of such policies are in full force and effect with no premium arrearage. Except as expressly set forth on Schedule 3.22, the Seller Entities have given in a timely manner to their insurers all notices required to be given under its insurance policies with respect to all material claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions. Seller has not
(a) received any notice or other communication from any such insurance company canceling or materially amending any of such insurance policies, and, to the knowledge of Seller, no such cancellation or amendment is threatened or (b) failed to give any required notice or present any claim which is still outstanding under any of such policies with respect to the Facilities or any of the Assets.

         3.23 THIRD PARTY PAYOR COST REPORTS. The Seller Entities have duly filed all required cost reports for all the fiscal years through and including the fiscal year ended December 31, 2000. Except as set forth on Schedule 3.23, all of such cost reports accurately reflect the information required to be included thereon and to the knowledge of Seller such cost reports do not claim and neither the Facilities nor the Seller Entities have received reimbursement in any amount in excess of the amounts provided by law or any applicable agreement. Schedule 3.23 indicates which of such cost reports have not been audited and finally settled and a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes in respect of such cost reports. Except as set forth on Schedule 3.23, the Seller Entities have established adequate reserves to cover any potential reimbursement obligations that the Seller Entities may have in respect of any such third party cost reports, and such reserves are set forth in the Financial Statements.

         3.24 MEDICAL STAFF MATTERS. Seller has provided to Buyer true, correct, and complete copies of the bylaws and rules and regulations of the medical staff of each RTC, if applicable, as well as a list of all current members of the medical staff. Except as set forth on Schedule 3.24 hereto, to the knowledge of Seller there are no adverse actions with respect to any medical staff members of the Facilities or any applicant thereto for which a medical staff member or applicant has requested a judicial review hearing which has not been scheduled or has been scheduled but has not been completed, and there are no pending or, to the knowledge of Seller, threatened disputes with applicants, staff members, or health professional affiliates, and all appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken have expired.

         3.25 CONDITION OF ASSETS. The Assets and the Excluded Assets constitute all assets which are held or used by the Seller Entities and necessary for the conduct of the business and operation of the Facilities in the manner conducted as of the date of this Agreement. Except as set forth on
Schedule 3.25, all buildings, structures, facilities, major equipment and other material items of tangible property and assets included in the Assets are free from patent defects and in good operating condition and repair, subject to ordinary wear and maintenance, and are usable in the regular and ordinary course of business, and to Seller's knowledge, conform in all material respects to all applicable laws, ordinances, codes, rules and regulations relating to their use and operation by the Seller Entities.

         3.26 INTELLECTUAL PROPERTY; COMPUTER SOFTWARE. All trademarks, service marks, trade names, patents, copyrights, inventions, processes and applications therefor (whether registered or common law) currently owned or used by the Seller Entities are listed and described in Schedule 3.26 (collectively, the "INTELLECTUAL PROPERTY"). No proceedings have been instituted or are pending or, to the knowledge of Seller, threatened which challenge the validity of the ownership by the Seller Entities of such Intellectual Property, and Seller knows of no basis therefore. The Seller Entities have not licensed anyone to use such Intellectual Property and Seller has no knowledge of the use or the infringement of any such Intellectual Property by any other person. The Seller Entities own (or possess adequate and enforceable licenses or other rights to use) all Intellectual Property, and all material computer software programs and similar systems used in the conduct of their business.

         3.27 ACCOUNTS RECEIVABLE. All accounts receivable constituting a part of the Assets represent and constitute bona fide indebtedness owing to the Seller Entities for services actually performed or for goods or supplies actually provided in the amounts indicated on the Financial Statements with no known set-offs, deductions, compromises, or reductions (other than reasonable allowances for uncollectibles and contractual allowances based upon an evaluation of historical collections to gross revenues). Seller has made available to Buyer a complete and accurate aging report of all such accounts receivable and a schedule of all accounts receivable, whether recorded or unrecorded, which have been assigned to collection agencies or are otherwise held or assigned for collection.

         3.28 COMPLIANCE PROGRAM. Seller has provided to Buyer a copy of its current compliance program materials. Except as set forth on Schedule 3.28, the Seller Entities (a) are not a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services,
(b) have no reporting obligations pursuant to any Settlement Agreement entered into with any governmental entity, (c) to Seller's knowledge, have not been the subject of any government payor program investigation conducted by any federal or state enforcement agency, (d) have not been a defendant in any qui tam/False Claims Act litigation, (e) have not been served with or received any search warrant, subpoena, civil investigative demand, contact letter, or, to the knowledge of Seller, telephone or personal contact by or from any federal or state enforcement agency (except in connection with medical services provided to third-parties who may be defendants or the subject of investigation into conduct unrelated to the operation of the healthcare businesses conducted by the Seller Entities), and (f) have not received any written complaints or complaints through their telephonic hotlines from employees, independent contractors, vendors, physicians, or any other person that would indicate that the Seller Entities have in the past violated, or are currently in violation of, any law or regulation. Buyer has been provided with a description of each audit and investigation conducted by Seller pursuant to its compliance program with respect to the Facilities during the last three (3) years. For purposes of this Agreement, the term "COMPLIANCE PROGRAM" refers to provider programs of the type described in the Compliance Program Guidance published by the Office of Inspector General of the Department of Health and Human Services.

         3.29 SUBSIDIARIES. Except as set forth on Schedule 3.29, none of the Seller Entities owns, directly or indirectly, any capital stock or other equity interest in any corporation, partnership, limited partnership, limited liability company or other entity or association, nor do any of the Seller Entities own or hold any right of first refusal or other rights with respect thereto.

         3.30 FULL DISCLOSURE. The Schedules hereto, all Closing Documents (as defined below) furnished and to be furnished to Buyer and its representatives by Seller pursuant hereto and the representations and warranties of Seller herein do not and will not include any untrue statement of a material fact or omit to state any material fact required therein to make the statements made, in light of the circumstances under which they were made and are to be made, not misleading. Copies of all documents referred to in any Schedule hereto have been delivered or made available to Buyer and constitute true, correct and complete copies thereof and include all amendments, exhibits, schedules, appendices, supplements or modifications thereto or waivers thereunder. The term "CLOSING DOCUMENTS" means those documents executed and delivered at the Closing pursuant to Section 2 above.

         3.31 HIPAA COMPLIANCE. Seller has provided to Buyer a description of the steps Seller and each of the Seller Entities have taken to prepare for compliance with the requirements of the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Seller has designed and is in the process of implementing a program which Seller reasonably believes will enable each of the Facilities to meet all requirements of the Standards for Privacy of Individually Identifiable Health Information (45 CFR Part 164) and the Transactions and Code Sets Standards (45 CFR Part 162) by their respective compliance dates. Seller has filed, or caused to be filed, with the Centers for Medicare and Medicaid Services on behalf of each Facility, an Electronic Health Care Transactions and Code Sets Standards Model Compliance Plan to extend the required compliance date for these standards to October 16, 2003.

                                   ARTICLE 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As of the date hereof, and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date, Buyer represents and warrants to Seller the following:

         4.1 EXISTENCE AND CAPACITY. Buyer is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware. Buyer has the requisite power, authority and legal right to enter into this Agreement, to perform its obligations hereunder, and to conduct its business as now being conducted.

         4.2 POWERS; GOVERNMENTAL CONSENTS; ABSENCE OF CONFLICTS WITH OTHER AGREEMENTS, ETC. The execution, delivery, and performance of this Agreement by Buyer and all other agreements referenced herein, or ancillary hereto, to which Buyer is a party, and the consummation of the transactions contemplated herein by Buyer:

                  (a) are within its corporate powers; subject to compliance with Sections 6.1 and 6.2, are not in contravention of law, or of the terms of its organizational documents; and have been duly authorized by all appropriate corporate action;

                  (b) except as provided in Sections 6.1 and 6.2 below, do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

                  (c) except as set forth on Schedule 4.2(c), will neither conflict with, nor result in any breach or contravention of, or the creation of any lien, charge or encumbrance under, any indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound;

                  (d) subject to compliance with Sections 6.1 and 6.2, will not violate any statute, law, rule, or regulation of any governmental authority to which it may be subject; and

                  (e) will not violate any judgment, decree, writ, or injunction of any court or governmental authority to which it may be subject.

         4.3 BINDING AGREEMENT. This Agreement and all agreements to which Buyer will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Buyer, and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof, except insofar as such enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors rights generally and general principles of equity.

                                   ARTICLE 5.
                      COVENANTS OF SELLER PRIOR TO CLOSING

         Between the date of this Agreement and the Closing:

         5.1 INFORMATION. Seller shall afford to the officers and authorized representatives and agents (which shall include accountants, attorneys, bankers, and other consultants) of Buyer full and complete access to and the right to inspect the plants, properties, books, and records of the Facilities, and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of Seller pertaining to the Facilities as Buyer may from time to time reasonably request without regard to where such information may be located. Buyer's right of access and inspection shall be exercised in such a manner as not to interfere unreasonably with the operations of the Facilities. Buyer agrees that no inspections shall take place and no employees or other personnel of the Facilities shall be contacted by Buyer without Buyer first providing reasonable notice to Seller and coordinating such inspection or contact with Seller.

         5.2 OPERATIONS. From the date hereof until the Closing, Seller shall, and shall cause each of the Seller Entities to:

                  (a) carry on its business pertaining to the Facilities in substantially the same manner as presently conducted and not make any material change in personnel, operations, finance, accounting policies, or real or personal property pertaining to the Facilities;

                  (b) maintain the Facilities and all parts thereof in good operating condition, ordinary wear and tear excepted;

                  (c) perform all of its obligations under agreements relating to or affecting the Facilities or the Assets;

                  (d) keep in full force and effect present insurance policies or other comparable insurance pertaining to the Facilities;

                  (e) use its commercially reasonable efforts to maintain and preserve its business organizations intact, retain its present employees at the Facilities and maintain its relationships with physicians, referral sources, suppliers, customers, and others having business relations with the Facilities; and

                  (f) pay all accounts payable on behalf of the RTCs in a timely manner consistent with past practices, and have accounts payable (referred to on the balance sheet as of the Balance Sheet Date as "total payables") on behalf of the RTCs not in excess of Seven Million Six Hundred Thousand Dollars ($7,600,000) at Closing.

         5.3 NEGATIVE COVENANTS. From the date hereof until the Closing, Seller shall not, and shall cause the other Seller Entities not to, with respect to the business or operation of the Facilities or otherwise regarding the Assets, without the prior written consent of Buyer:

                  (a) amend or terminate any of its Contracts, enter into any contract or commitment, or incur or agree to incur any liability, except as provided herein or in the ordinary course of business and in no event greater than Fifty Thousand Dollars ($50,000) per item;

                  (b) enter into any contract or commitment with physicians or other referral sources;

                  (c) increase compensation payable or to become payable or make any bonus payment to or otherwise enter into one or more bonus agreements with any employee at the Facilities, except in the ordinary course of business in accordance with existing personnel policies;

                  (d) create, assume, or permit to exist any new debt, mortgage, pledge, or other lien or encumbrance upon any of the Assets, whether now owned or hereafter acquired;

                  (e) acquire (whether by purchase or lease) or sell, assign, lease, or otherwise transfer or dispose of any property, plant, or equipment except in the normal course of business with comparable replacement thereof, or as currently contemplated and made known to Buyer;

                  (f) purchase capital assets or incur costs in respect of construction-in-progress in excess of Fifty Thousand Dollars ($50,000) per Facility;

                  (g) take any significant action outside the ordinary course of business of the Facilities or their related ancillary services;

                  (h) reduce inventory of the Facilities except in the ordinary course of business consistent with Seller's past practices;

                  (i) enter into any agreement which could have a material adverse effect on the value or operations of any of the Facilities or any of the Assets; or

                  (j) alter its collections efforts with respect to accounts receivable such that collections efforts are not consistent with past practices.

         5.4 GOVERNMENTAL APPROVALS. Seller shall (i) promptly request, and use its commercially reasonable efforts to obtain, all governmental approvals (or exemptions therefrom) necessary or required to allow Seller to perform its obligations under this Agreement; and (ii) assist and cooperate with Buyer and its representatives and counsel in obtaining all governmental consents, approvals, and licenses which Buyer deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or as a result of the transactions contemplated herein.

         5.5 FTC NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller shall, if and to the extent required by law, file all reports or other documents required or requested by the Federal Trade Commission ("FTC") or the United States Department of Justice ("JUSTICE DEPARTMENT") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR ACT"), and all regulations promulgated thereunder, concerning the transactions contemplated hereby, and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Seller agrees to furnish to Buyer such information concerning Seller as Buyer needs to perform its obligations under Section 6.2 of this Agreement.

         5.6 ADDITIONAL FINANCIAL INFORMATION. Within two (2) business days after they are finalized (but in any event no later than twenty-five (25) days following the end of each calendar month prior to Closing, except for the January statements which will be provided as soon as they are available), Seller shall deliver to Buyer true and complete copies of the unaudited balance sheets and the related unaudited statements of income (collectively, the "INTERIM STATEMENTS") of, or relating to, the Facilities for each month then ended, together with a year-to-date compilation and the notes, if any, related thereto, which presentation shall be true, correct and complete in all material respects, shall have been prepared from and in accordance with the books and records of the Seller Entities, and shall fairly present the financial position and results of operations of the Facilities as of the date and for the period indicated, all in accordance with GAAP consistently applied, except that such financial statements need not include required footnote disclosures. Seller shall notify Buyer in writing of any materially adverse unanticipated change in the business of any Facility and of any governmental complaints, investigations or adjudicatory proceedings (or communications indicating that the same may be contemplated) or of any other such matter and shall keep Buyer fully informed of such events.

         5.7 NO-SHOP CLAUSE. Except for the sale of inventory and other assets in the ordinary course, Seller agrees that, from and after the date of the execution and delivery of this Agreement by Seller until the termination of this Agreement, Seller will not, without the prior written consent of Buyer or except as otherwise permitted by this Agreement: (i) offer for sale or lease all or any material portion of the Assets or any ownership interest in any entity owning any of the Assets, (ii) solicit offers to buy all or any material portion of the Assets or any ownership interest in any entity owning any of the Assets,
(iii) initiate, encourage or provide any material documents or information to any third party in connection with, negotiate with any person regarding any inquires, proposals or offers relating to any disposition of all or any material portion of the Assets or a merger or consolidation of any entity owning any of the Assets, or (iv) enter into any agreement or discussions with any party (other than Buyer) with respect to the sale, assignment, or other disposition of all or any material portion of the Assets or any ownership interest in any entity owning any of the Assets or with respect to a merger or consolidation of any entity owning any of the Assets. Seller will promptly communicate to Buyer the substance of any proposal concerning any such transaction.

         5.8      TITLE COMMITMENT AND SURVEY; UCC SEARCHES; DEFECTS AND CURE.

                  (a) TITLE COMMITMENT. Within seven (7) days of the date of this Agreement, Seller shall cause to be furnished to Buyer a current title commitment (the "TITLE COMMITMENT") issued by a nationally recognized title insurance company reasonably acceptable to Buyer (the "TITLE COMPANY"), together with legible copies of all exceptions to title referenced therein. The Title Commitment shall set forth the state of title to the Real Property, together with all exceptions or conditions to such title, including, without limitation, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Real Property which would appear in an owner's title policy, if issued. The Title Commitment shall contain the express commitment of the Title Company to issue the form Owner's Title Policy described in Section 7.3 hereof (the "TITLE POLICY") to Buyer in an amount equal to the portion of the Purchase Price being allocated to the Real Property insuring good and marketable fee simple or leasehold (as applicable) title to the Real Property with the standard printed exceptions endorsed or deleted in accordance with
         Section 7.3 hereof.

                  (b) SURVEY. Seller shall deliver to Buyer copies of all existing surveys of the Real Property in Seller's possession. As soon as practicable after the date hereof, Buyer, at its sole expense, shall obtain current as-built surveys of the Real Property (the "SURVEYS"). The Surveys shall meet the requirements of an ALTA/ACSM survey as adopted in 1999 by the American Land Title Association and the American Congress on Surveying and Mapping, including Table A optional items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 13, 14, 15 and 16, and otherwise be in form and detail satisfactory to Buyer. Unless otherwise agreed by Buyer, the Surveys shall (i) be currently dated; (ii) show the location on the Real Property of all improvements, fences, evidences of abandoned fences, lakes, ponds, creeks, streams, rivers, easements, roads, and right-of-way; (iii) identify all easements and rights-of-way by reference to the recording information applicable to the documents creating such easements or rights-of-way; (iv) show any encroachments onto the Real Property from any adjacent property, any encroachments from the Real Property onto adjacent property, and any encroachments into any easement or restricted area within the Real Property; (v) locate all existing improvements (such as buildings, power lines, fences, and the like); (vi) locate all dedicated public streets or other roadways providing access to the Real Property, including all curb cuts and all alleys; (vii) locate all set-back lines and similar restrictions covering the Real Property or any part thereof and any violations of such restrictions; and (viii) show thereon a legal description of the boundaries of the Real Property by metes and bounds or other appropriate legal description. Each Survey shall contain the surveyor's certification to Buyer, Seller, and the Title Company that (i) the Survey was made on the ground; (ii) there are no visible or recorded easements, discrepancies, conflicts, encroachments, or overlapping of improvements except as shown on the Survey; (iii) the Survey correctly shows all visible or recorded easements or rights of way across the Real Property or any other easements or rights of way of which the surveyor has been advised, including, without limitation, those matters affecting title reflected in the Title Commitment; (iv) the Survey correctly shows the location of all buildings, structures, and other improvements situated on the Real Property; (v) the Survey conforms to all applicable minimum guidelines for ALTA/ACSM land title surveys of comparable property as adopted in 1999 by the American Land Title Association and the American Congress on Surveying and Mapping, including Table A optional items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 13, 14, 15 and 16; (vi) all streets abutting the Real Property and all means of ingress to and egress from the Real Property have been completed, dedicated, and accepted for public maintenance by the relevant municipal body; (vii) except as shown thereon, the Real Property is not located within the 100 year flood plain or other flood hazard area; (viii) the Survey is a true, correct, and accurate representation of the Real Property; and (ix) such other matters as may be required by the Title Company to allow it to issue the Title Policy.

                  (c) U.C.C. SEARCHES. U.C.C. Financing Statement searches, local and central, including fixtures and including copies of all such financing statements and exhibits and attachments thereto, and federal and state tax lien and judgment searches, with respect to Seller, its Affiliates and predecessors, including all "DBA's," trade names and fictitious names of Seller and the Facilities, from each of the jurisdictions in which such entity does business or has done business within the preceding five (5) years (the "U.C.C. SEARCHES"), shall be obtained by Buyer, at Buyer's cost, at least fifteen (15) days prior to Closing.

                  (d) DEFECTS AND CURE. The Commitment and the Survey and U.C.C. Searches described in this Article are collectively referred to as "TITLE EVIDENCE." Buyer shall notify Seller in writing within (i) fifteen (15) days after its receipt of the last of the Commitments and Surveys, and (ii) within five (5) days after its receipt of the U.C.C. Searches of any liens, claims, encroachments, exceptions or defects disclosed in the Title Evidence which do not constitute Permitted Encumbrances (collectively, "DEFECTS"). Seller, at its sole cost and expense, shall cure any such Defects on or before Closing or Seller may elect to not cure the objections and shall give written notice to Buyer within ten (10) days of its receipt of Buyer's notice of Defects of its decision, whereupon Buyer may waive such Defects and close or may terminate this Agreement if such Defects have a material adverse effect on the Assets (taken as a whole). If Seller fails to timely give such notice, Seller shall be deemed to have elected not to cure the Defects, whereupon

         Buyer may waive such Defects and close or may terminate this Agreement if such Defects have a material adverse effect on the Assets (taken as a whole).

         5.9 INSURANCE RATINGS. Seller will take all action reasonably requested by Buyer to enable Buyer to succeed to the Workers' Compensation and Unemployment Insurance ratings, and other ratings for insurance or other purposes established by the Seller Entities for the Facilities. Buyer shall not be obligated to succeed to any such ratings, except as it may elect to do so.

         5.10 MEDICAL STAFF DISCLOSURE. Seller shall deliver to Buyer a written disclosure containing a brief description of all material adverse actions taken against medical staff members or applicants by each Seller Entity's medical staff between the date of this Agreement and the Closing, which could result in claims or actions against the Seller Entities and which are not disclosed in the minutes of the meetings of the Medical Executive Committee of the Medical Staff of each Facility which have been provided to Buyer. Information contained in such disclosure shall be reasonably satisfactory to Buyer.

                                   ARTICLE 6.
                       COVENANTS OF BUYER PRIOR TO CLOSING

         Between the date of this Agreement and the Closing:

         6.1 GOVERNMENTAL APPROVALS. Buyer shall (i) promptly request, and use its commercially reasonable best efforts to obtain, all governmental approvals (or exemptions therefrom) necessary or required to allow Buyer to perform its obligations under this Agreement; and (ii) assist and cooperate with Seller and its representatives and counsel in obtaining all governmental consents, approvals, and licenses which Seller deems necessary or appropriate and in the preparation of any document or other material which may be required by any governmental agency as a predicate to or as a result of the transactions contemplated herein.

         6.2 FTC NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer shall, if and to the extent required by law, file all reports or other documents required or requested by the FTC or the Justice Department under the HSR Act, and all regulations promulgated thereunder, concerning the transactions contemplated hereby, and comply promptly with any requests by the FTC or Justice Department for additional information concerning such transactions, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Buyer agrees to furnish to Seller such information concerning Buyer as Seller needs to perform its obligations under Section 5.5 of this Agreement.

         6.3 ACTIONS OF BUYER. Buyer will not knowingly take any action which will result in a breach of any of its representations and warranties hereunder. Furthermore, Buyer shall cooperate with Seller and use its commercially reasonable efforts to cause all the conditions to the obligations of Buyer and Seller under this Agreement to be satisfied on or prior to the Closing Date.

                                   ARTICLE 7.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         Notwithstanding anything herein to the contrary, the obligations of Buyer to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Buyer at the
Closing:

         7.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and accurate in all respects) when made and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by Seller on or before the Closing Date pursuant to the terms hereof shall have been in all material respects duly complied with and performed.

         7.2 PRE-CLOSING CONFIRMATIONS. Buyer shall have obtained documentation or other evidence satisfactory to Buyer in its reasonable discretion that Buyer has:

                  (a) Received approval from all Government Entities whose approval is required to complete the transactions herein contemplated;

                  (b) Received confirmation from all applicable licensure agencies that upon the Closing all licenses required by law to operate the Facilities as currently operated will be transferred to, or issued or reissued in the name of, Buyer;

                  (c) Obtained reasonable assurances that Medicare and Medicaid certification of the Facilities for their operation by Buyer will be effective as of the Closing and that Buyer may participate in and receive reimbursement from such programs effective as of the Closing; and

                  (d)      Obtained the consents and approvals set forth on
         Schedule 7.2 required for the consummation of the transactions described herein.

         7.3 TITLE POLICY. At the Closing, Seller shall, at its sole cost and expense, cause a pro forma of the Title Policy (or marked Title Commitment containing no additional exceptions to title to the Real Property) to be furnished to Buyer by the Title Company. The Title Policy shall be issued on an ALTA Form 1992 Owner's Title Policy (or, in the State of Texas, a Form T-1 Owner's Title Policy with certain standard exceptions deleted) in an amount equal to the portion of the Purchase Price being allocated to the Real Property and shall insure to Buyer good and marketable title to the owned Real Property subject only to (i) the Permitted Encumbrances, and (ii) taxes for the current and subsequent years "not yet due and payable." The Title Policy shall have all standard and general exceptions deleted (except as provided above with respect to Texas) so as to afford full "extended form coverage" and shall contain such endorsements thereto as Buyer may reasonably require in connection with its review of the Title Commitment and the Surveys. The Title Policy shall permit a simultaneous issue rate if requested by Buyer for its lender for a lender's mortgage title policy. Seller shall execute such certificates and affidavits as may be reasonably necessary in connection with the issuance of the Title Policy as provided in this Section 7.3.

         7.4 ACTIONS/PROCEEDINGS. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated.

         7.5 ADVERSE CHANGE. No material adverse change in the results of operations, financial condition, or business of the Facilities (taken as a whole) shall have occurred since the date of this Agreement, and Seller shall not have suffered any material change, loss or damage to the Assets (taken as a whole), whether or not covered by insurance.

         7.6      INSOLVENCY. Seller, and each of the Seller Entities, shall not
(i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Seller or the Seller Entities.

         7.7 OPINION OF COUNSEL TO SELLER. Buyer shall have received an opinion from counsel to Seller dated as of the Closing Date and addressed to Buyer, in form and substance satisfactory to counsel for Buyer, covering the matters set forth in Exhibit D hereto.

         7.8 VESTING/RECORDATION. Seller shall have furnished to Buyer, in form and substance satisfactory to Buyer, assignments or other instruments of transfer and consents and waivers by others, necessary or appropriate to transfer to and effectively vest in Buyer all right, title, and interest in and to the Assets, in proper statutory form for recording if such recording is necessary or appropriate.

         7.9 DELIVERY OF CERTAIN DOCUMENTS. At the Closing, Seller shall have delivered to Buyer the Closing Documents contemplated by Section 2.2.

         7.10 RIGHT OF OFFSET. Seller shall have created a right of offset for the benefit of Buyer solely in connection with Buyer's claims for indemnification pursuant to Article 11 hereof against the Replacement Note

                                   ARTICLE 8.
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         Notwithstanding anything herein to the contrary, the obligations of Seller to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Seller at the
Closing:

         8.1 REPRESENTATIONS/WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and accurate in all material respects (except to the extent such representations and warranties contain a materiality qualification, in which case they shall be true and accurate in all respects) when made and, when read in light of any Schedules which have been updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been in all material respects duly complied with and performed.

         8.2 BUYER'S GOVERNMENTAL APPROVALS. All material consents, authorizations, orders and approvals of (or filings or registrations with) any Government Entity or other party required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement shall have been obtained or made by Buyer when so required, except for any documents required to be filed, or consents, authorizations, orders or approvals required to be issued, after the Closing Date.

         8.3 ACTIONS/PROCEEDINGS. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated.

         8.4 INSOLVENCY. Buyer shall not (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Buyer.

         8.5 OPINION OF COUNSEL TO BUYER. Seller shall have received an opinion from counsel to Buyer dated as of the Closing Date and addressed to Seller, in form and substance satisfactory to counsel for Seller, covering the matters set forth in Exhibit E hereto.

         8.6 DELIVERY OF CERTAIN DOCUMENTS. At the Closing, Buyer shall have delivered to Seller the Closing Documents contemplated by Section 2.3.

                                   ARTICLE 9.
                         SELLER'S POST CLOSING COVENANTS

         9.1 COVENANT NOT TO COMPETE. Seller hereby covenants that at all times from the Closing Date until the third (3rd) anniversary of the Closing Date, Seller, Seller Entities and their respective Affiliates shall not, directly or indirectly (except (i) as a consultant or contractor to or of Buyer (or any Affiliate of Buyer), or their successors, (ii) consistent with its (or its' subsidiaries) continuing operations in Florida and Puerto Rico following completion of this transaction or (iii) consistent with its (or its' subsidiaries) continuing operation of its (or their) private or public education businesses following completion of this transaction) own, lease, manage, operate, control, or participate in any manner with the ownership, leasing, management, operation or control of any business which is in competition with the services of the Facilities as of the Closing Date (any of such uses being referred to herein as a "COMPETING BUSINESS"), within a twenty-five (25) mile radius of any of the Facilities (the "RESTRICTED AREA"), without Buyer's prior written consent (which Buyer may withhold in its sole and absolute discretion). In the event of a breach of this
Section 9, Seller recognizes that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach, with the costs (including attorneys' fees) of securing such injunction to be borne by Seller. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedy available to it for such breach or threatened breach. All parties hereto hereby acknowledge the necessity of protection against the competition of Seller and its Affiliates and that the nature and scope of such protection has been carefully considered by the parties. Seller further acknowledges and agrees that the covenants and provisions of this Section 9 form part of the consideration under this Agreement and are among the inducements for Buyer entering into and consummating the transactions contemplated herein. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this Article 9 and no part of the consideration is intended to be inducement or remuneration for the referral of patients. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable. Notwithstanding anything herein to the contrary, (i) ownership by McCown De Leeuw & Co. of equity in a Competing Business, (ii) service as a director with respect to such investment by representatives of McCown De Leeuw & Co., and (iii) existing operations of a successor in interest to Seller in the event of a change of control of ownership of Seller by merger, sale of capital stock, reorganization or other similar means, shall not be deemed a breach of this covenant.

         9.2 NET WORTH COVENANT. For a period of not less than two years following the Closing, Seller or its successor covenants that (i) it shall maintain a business operation with a minimum net worth of not less than $10.0 million or, in the alternative, (ii) if it ceases operations for any reason and the indemnity obligations set forth in Article XI are not otherwise assumed by a solvent third party, Seller shall (a) continue its existence and maintain a minimum net worth for the remainder of such two year period of not less than $6.0 million or (b) establish a liquidating trust (or similar vehicle) with assets of not less than $6.0 million for the remainder of such two year period.

         9.3 CERTIFICATION OF CLOSING DATE ACCOUNTS PAYABLE. Consistent with the covenant made by seller in Section 5.2(f) hereof, Seller agrees that the Seller Entities shall not have aggregate accounts payable in excess of Seven Million Six Hundred Thousand Dollars ($7,600,000) at Closing. Since the accounts payable analysis on the Closing Date will be an estimate, Seller covenants that it will prepare a certification of the outstanding accounts payable amount as of the Closing Date within thirty (30) days of Closing and deliver such certification to Buyer. Buyer shall have the right to review Seller's certification and to affirm such certification within fifteen (15) days of its receipt of such certification. In the event the Buyer disagrees with Seller's certification, the parties shall work together to determine a mutually agreeable accounts payable amount as of the Closing Date. To the extent the certified accounts payable amount as of the Closing Date is determined to exceed Seven Million Six Hundred Thousand Dollars

($7,600,000), Seller shall pay to Buyer, dollar for dollar, the amount of such excess within five (5) business days of Buyer's affirmation of the certified accounts payable amount.

                                  ARTICLE 10.
                              ADDITIONAL AGREEMENTS

         10.1 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the various classes of Assets in accordance with and as provided by Section 1060 of the Code. Within ninety (90) days of the Closing, Buyer shall provide Seller with a preliminary allocation of the Purchase Price for Seller's review and approval. If Buyer and Seller cannot agree, initially, on an allocation, then the matter shall be submitted to such independent accounting firm as Seller and Buyer may then mutually agree upon in writing for final resolution of all allocation matters. The parties agree that any tax returns or other tax information they may file or cause to be filed with any governmental agency shall be prepared and filed consistently with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

         10.2 TERMINATION PRIOR TO CLOSING. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time: (i) on or prior to the Closing Date by mutual written consent of Seller and Buyer; (ii) on or prior to the Closing Date by Buyer, if any of the conditions specified in
Section 7 of this Agreement have not been satisfied and cannot be satisfied prior to or on the Closing Date (unless the failure results primarily from Buyer breaching any representation, warranty, or covenant herein) and shall not have been waived by Buyer; (iii) on or prior to the Closing Date by Seller if any of the conditions specified in Section 8 of this Agreement have not been satisfied and cannot be satisfied prior to or on the Closing Date (unless the failure results primarily from Seller's breaching any representation, warranty, or covenant herein) and shall not have been waived by Seller; or (iv) by Buyer or Seller if the Closing Date shall not have taken place on or before May 31, 2003 (which date may be extended by mutual written agreement of Buyer and Seller).

         10.3 POST CLOSING ACCESS TO INFORMATION. Seller and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Seller and Buyer agree that for a period of six
(6) years after Closing each will make reasonably available to the other's agents, independent auditors, counsel, and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Assets for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of claims.

         10.4 PRESERVATION AND ACCESS TO RECORDS AFTER THE CLOSING. After the Closing, Buyer shall, in the ordinary course of business and as required by law, keep and preserve in their original form all medical and other records of the Facilities existing as of the Closing, and which constitute a part of the Assets delivered to Buyer at the Closing. For purposes of this Agreement, the term "RECORDS" includes all documents, electronic data and other compilations of information in any form. Buyer acknowledges that as a result of entering into this Agreement and operating the Facilities it will gain access to patient and other information which is subject to rules and regulations regarding confidentiality. Buyer agrees to abide by any such rules and regulations relating to the confidential information it acquires. Buyer agrees to maintain the patient records delivered to Buyer at the Closing at the Facilities after Closing in accordance with applicable law (including, if applicable, Section 1861(v)(i)(I) of the Social Security Act (42 U.S.C. 1395(v)(l)(i)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Facilities after Closing. Upon reasonable notice, during normal business hours, at the sole cost and expense of Seller, Buyer will afford to the representatives of Seller, including its counsel and accountants, full and complete access to, and copies of, the records transferred to Buyer at the Closing (including, without limitation, access to patient records in respect of patients treated by Seller at the Facilities). Upon reasonable notice, during normal business hours, Buyer shall also make its officers and employees available to Seller at reasonable times and places after the Closing. In addition, Seller shall be entitled, at Seller's sole risk, to remove from the Facilities copies of any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by Seller in connection with such litigation. Any patient record so removed from a Facility shall be promptly returned to the Facility following its use by Seller. Any access to the Facilities, their records or Buyer's personnel granted to Seller in this Agreement shall be upon the condition that any such access not materially interfere with the business operations of Buyer.

         10.5 CON DISCLAIMER. This Agreement shall not be deemed to be an acquisition or an obligation to make a capital investment or to expend funds within the meaning of the certificate of need statute of any state, until the appropriate governmental agencies shall have granted a certificate of need or the appropriate approval or ruled that no certificate of need or other approval is required.

         10.6 TAX AND MEDICARE EFFECT. None of the parties (nor such parties' counsel or accountants) has made or is making any representations to any other party (nor such party's counsel or accountants) concerning any of the tax or Medicare reimbursement effects of the transactions provided for in this Agreement as each party hereto represents that each has obtained, or may obtain, independent tax and Medicare advice with respect thereto and upon which it, if so obtained, has solely relied.

         10.7 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and (c) financial statements, certificates and other information previously or hereafter furnished to Seller or to Buyer, may, subject to the provisions of Section 12.10 hereof, be reproduced by Seller and by Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Seller and Buyer may destroy, in accordance with applicable law, any original documents so reproduced. Seller and Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Seller or Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         10.8 COOPERATION ON TAX MATTERS. Following the Closing, the parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting party, all information, records or documents relating to tax liabilities or potential tax liabilities of Seller for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Assets delivered to Buyer at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

         10.9 COST REPORTS. Seller, at its expense, shall prepare and timely file all terminating and other cost reports required or permitted by law to be filed under the Medicare and Medicaid or other third party payor programs and the State Health Agency for periods ending on or prior to the Closing Date, or as a result of the consummation of the transactions described herein ("SELLER COST REPORTS"). Buyer shall forward to Seller any and all correspondence relating to the Seller Cost Reports within five (5) business days after receipt by Buyer. Buyer shall remit any receipts of funds relating to the Seller Cost Reports promptly after receipt by Buyer and shall forward to Seller any demand for payments within three (3) business days after receipt by Buyer. Seller shall retain all rights to the Seller Cost Reports including any amounts receivable or payable in respect of such reports or reserves relating to such reports. Such rights shall include the right to appeal any Medicare or Medicaid determinations relating to the Seller Cost Reports. Seller shall retain the originals of the Seller Cost Reports, correspondence, work papers and other documents relating to the Seller Cost Reports. Seller will furnish copies of such cost reports to Buyer upon request.

         10.10 MISDIRECTED PAYMENTS, ETC. Seller and Buyer covenant and agree to remit, with reasonable promptness, to the other any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other. In addition, and without limitation, in the event of a determination by any governmental or third-party payor that payments to the Seller Entities or the Facilities resulted in an overpayment or other determination that funds previously paid by any program or plan to the Seller Entities or the Facilities must be repaid, Seller shall be responsible for repayment of said monies (or defense of such actions) if such overpayment or other repayment determination was for services rendered prior to the Closing Date and Buyer shall be responsible for repayment of said monies (or defense of such actions) if such overpayment or other repayment determination was for services rendered on or after the Closing Date. In the event that, following Closing, Buyer suffers any offsets against reimbursement under any third-party payor or reimbursement programs due to Buyer, relating to amounts owing under any such programs by Seller or any of its Affiliates for services rendered prior to the Closing Date, Seller shall immediately upon demand from Buyer pay to Buyer the amounts so billed or offset.

         10.11 EMPLOYEE MATTERS. As of the Closing Date, the Seller Entities shall terminate all of their employees at the Facilities, and Buyer shall hire substantially all such employees commencing as of the Closing Date in positions and at compensation levels consistent with those being provided by the Seller Entities immediately prior to the Closing Date. Buyer shall provide a list to Seller at least two (2) weeks prior to Closing of all employees of the Seller Entities that Buyer does not intend to hire, if any. The offers of employment will be subject to reasonable and satisfactory job performance by each individual, and no such offer will alter the status of any "at will" employee. Nothing herein shall be deemed to affect or limit in any way normal management prerogatives of Buyer with respect to employees or to create or grant to any such employees third party beneficiary rights or claims of any kind or nature. To the extent reasonably possible, within the period of ninety (90) days before the Closing, the Seller Entities shall not, and within the ninety (90) days following the Closing, Buyer shall not: (1) permanently or temporarily shut down a single site of employment, or one or more facilities or operating units within a single site of employment, if the shutdown results in an employment loss during any thirty (30) day period at the single site of employment for fifty (50) or more employees, excluding any part-time employees; or (2) have a mass layoff at a single site of employment of at least thirty-three percent (33%) of the active employees and at least fifty (50) employees, excluding part-time employees. The terms "single site of employment," "operating unit," "employment loss" and "mass layoff" shall be defined as in the Workers Adjustment Retraining and Notification Act (the "WARN ACT"). With respect to terminations of employees following the Closing, Buyer shall be responsible for any notification required under the WARN Act. In respect of the employees employed by Buyer, it shall provide such employees with employee benefits consistent with the benefits generally offered to employees of Affiliates of Buyer in the same geographic area as the Facilities and, to the extent the Seller Entities have qualified retirement programs for such employees, Buyer shall recognize the existing seniority of all such employees for benefits purposes and shall provide credit under such plans for purposes of determining eligibility and vesting and the rate of benefit accrual (but not actual benefit accrual); provided, however, that no such credit need be given in respect of any new plan commenced or participated in by Buyer in which no prior service credit is given or recognized to or for other plan beneficiaries. In extending such benefits, Buyer shall waive pre-existing conditions limitations in Buyer's welfare benefit plans which might otherwise apply to such employees except to the extent employees have not satisfied such limitations under the current welfare benefit plans of the Seller Entities. Buyer shall assume any and all liabilities under Section 4980B of the Code and Sections 601 through 608 of ERISA with respect to all employees of the Seller Entities hired by Buyer in connection with the transactions contemplated by this Agreement, and shall indemnify Seller for any and all losses incurred by Seller as a result of any violation of this provision.

         10.12 USE OF CONTROLLED SUBSTANCE PERMITS. To the extent permitted by applicable law, Buyer shall have the right, for a period not to exceed one hundred twenty (120) days following the Closing Date, to operate under the licenses and registrations of the Seller Entities relating to controlled substances and the operations of pharmacies and laboratories, until Buyer is able to obtain such licenses and registrations for itself. In furtherance thereof, the Seller Entities shall execute and deliver to Buyer at or prior to the Closing limited powers of attorney substantially in the form of Exhibit F hereto.

         10.13 TRANSITION SERVICES AGREEMENT. At the Closing, an Affiliate of Seller and Buyer shall enter into a Transition Services Agreement substantially in the form of Exhibit G hereto.

         10.14 LOSS EXPERIENCE. For a period of six (6) years following the Closing Date, Seller shall provide Buyer with annual reports concerning the professional liability and general liability loss experience of the Facilities related to events occurring prior to the Closing Date. In addition, for a period of five (5) years following the Closing Date, Seller shall provide Buyer with annual reports concerning the workers' compensation loss experience of the Facilities related to events occurring prior to the Closing Date.

         10.15 INSURANCE. For a period of three (3) years following the Closing Date, Seller shall keep in full force and effect the same or substantially similar professional liability/general liability insurance coverage, subject to a limitation that such covenant shall be modified (as set forth in the subsequent sentence) in the event annual premiums for such coverage exceed 200% of the premiums paid for the most recent policy year (ending June 30, 2003). In the event of an increase in premiums in excess of 200%, notwithstanding the foregoing, Seller agrees to maintain such similar coverage as premiums not exceeding 200% will provide and to provide Buyer with a certificate of an officer of Seller by July 15th of each of 2003, 2004 and 2005 stating that such coverage has been renewed for the succeeding policy year (or portion thereof, as applicable). In all events, such policies will be issued by carriers maintaining a rating issued by A.M. Best & Co. of "A-" or better, and shall provide that Buyer receive written notice at least thirty (30) days prior to lapse or non-renewal thereof.

                                  ARTICLE 11.
                                 INDEMNIFICATION

         11.1 INDEMNIFICATION BY BUYER. Subject to the limitations set forth in Section 11.3 hereof, Buyer and its Affiliates and successors shall defend, indemnify and hold harmless Seller and its Affiliates, and its and their respective officers, employees, agents or independent contractors (collectively, "SELLER INDEMNIFIED PARTIES"), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees and fees of expert consultants and witnesses) that such Seller Indemnified Party incurs as a result of, or with respect to (i) any misrepresentation or breach of warranty by Buyer under this Agreement, (ii) any breach by Buyer of, or any failure by Buyer to perform, any covenant or agreement of, or required to be performed by, Buyer under this Agreement, (iii) any of the Assumed Liabilities, or (iv) any claim made by a third party with respect to the operation of the Facilities following the Closing Date.

         11.2 INDEMNIFICATION BY SELLER. Subject to the limitations set forth in Section 11.3 hereof, Seller shall defend, indemnify and hold harmless Buyer and its Affiliates, and its and their respective officers, employees, agents, or independent contractors (collectively, "BUYER INDEMNIFIED PARTIES"), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees and fees of expert consultants and witnesses) that such Buyer Indemnified Party incurs as a result of, or with respect to (i) any misrepresentation or breach of warranty by Seller under this Agreement, (ii) any breach by Seller of, or any failure by Seller to perform, any covenant or agreement of, or required to be performed by, Seller under this Agreement, (iii) any of the Excluded Liabilities, or (iv) any claim made by a third party with respect to the operation of the Facilities prior to the Closing Date.

         11.3 LIMITATIONS. Buyer and Seller shall be liable under Section 11.1(i) or Section 11.2(i) (i.e., for misrepresentations and breaches of warranties), as applicable, only when total indemnification claims exceed (i) the following amounts ("Threshold Amount") with respect to each Facility:

            Facility                               Threshold Amount
            --------                               ----------------
The Brown Schools of Virginia, Inc.                    $ 50,000

The Oaks Psychiatric Hospital, Inc.                    $ 50,000

Cedar Springs Hospital, Inc.                           $100,000

Healthcare San Antonio, Inc.                           $100,000

The Brown Schools of San Marcos, Inc.                  $100,000

The Brown Schools of Oklahoma, Inc.                    $100,000

and then only for the amount by which such claims exceed the Threshold Amount for the particular Facility; or (ii) an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) for non-Facility specific breaches and then only for the amount by which such claims exceed $250,000. No party shall be liable for any indemnification pursuant to Section 11.1 (i), or Section 11.2(i), as applicable, for any claims for misrepresentations and breaches of warranty which are the basis upon which any other party shall have failed to consummate the transactions described herein pursuant to Section 7.1 or Section 8.1, as applicable, or which are based upon misrepresentations and breaches of warranty which have been waived in writing by the party seeking indemnification therefor. The liability of Buyer and Seller for indemnification under Section 11.1(i) or
(ii) or Section 11.2(i) or (ii), respectively, shall be limited to an amount equal to (i) the Purchase Price with respect to the representations and warranties contained in Sections 3.1, 3.2, 3.3, 4.1, 4.2 and 4.3, (ii) Ten Million Five Hundred Thousand Dollars ($10,500,000) with respect to the representations and warranties contained in Sections 3.8, 3.9 and 3.23, and
(iii) Six Million Five Hundred Sixty-Five Thousand Dollars ($6,565,000) with respect to all other representations and warranties. Notwithstanding anything to the contrary, the limitations contained in this Section 11.3 shall not apply to any indemnification claims arising under Section 11.1(i) or Section 11.2(i) as a result of the intentional misrepresentation or fraud of Buyer or Seller, respectively. Except in the case of intentional misrepresentation or fraud, the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty made by Seller or Buyer shall be the remedies provided by this Section 11. The losses of any Indemnified Party (as defined below) shall be reduced by the amount of any insurance proceeds received by such Indemnified Party in respect of the claim to which such losses relate.

         11.4 NOTICE AND CONTROL OF LITIGATION. If any claim or liability is asserted in writing by a third party against a party entitled to indemnification under this Section 11 (the "INDEMNIFIED PARTY") which would give rise to a claim under this Section 11, the Indemnified Party shall promptly notify the person giving the indemnity (the "INDEMNIFYING PARTY") in writing of the same within ten (10) days of receipt of such written assertion of a claim or liability. The failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless and to the extent that the failure to give such notice to the Indemnifying Party prevents the Indemnifying Party from raising a defense to such legal proceeding, claim or demand or otherwise materially and adversely affects the Indemnifying Party's ability to defend against such legal proceeding, claim or demand. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement, and prosecution of any litigation. The Indemnifying Party shall have ten (10) days from the date of delivery of notice to notify the Indemnified Party (i) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the third party claim, and, if so, the basis for such a dispute, and (ii) if such party does not dispute liability, whether or not the Indemnifying Party desires, to defend against the third party claim. If the Indemnifying Party fails to defend such claim, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof. Anything in this
Section 11.4 notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise, and settle such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim. The foregoing rights and agreements shall be limited to the extent of any requirement of any third-party insurer or indemnitor. All parties agree to cooperate fully as necessary in the defense of such matters.

         11.5 NOTICE OF CLAIM. If an Indemnified Party becomes aware of any breach of the representations or warranties of the Indemnifying Party hereunder or any other basis for indemnification under this Section 11, the Indemnified Party shall notify the Indemnifying Party in writing of the same within thirty
(30) days after becoming aware of such breach or claim, specifying in detail the circumstances and facts which give rise to a claim under this Section 11. Should the Indemnified Party fail to notify the Indemnifying Party within the time frame required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have nonetheless resulted absent the Indemnified Party's failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

                                  ARTICLE 12.
                                  MISCELLANEOUS

         12.1 SCHEDULES AND OTHER INSTRUMENTS. Each Schedule and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full. At any time prior to the Closing, Seller or Buyer may update a Schedule required to be provided by it hereunder. Submission of an updated Schedule or Exhibit by one party shall not, in and of itself, be deemed to constitute acceptance thereof by the other party. If any party receiving an updated Schedule or Exhibit does not object in writing to the updated Schedule or Exhibit within five (5) days of its receipt of the updated Schedule or Exhibit, or if such party notifies the other party of its acceptance of such updated Schedule or Exhibit, the updated Schedule or Exhibit shall be deemed accepted, and such party shall not be able to assert a claim for indemnification because of such updated Schedule or Exhibit.

         12.2 ADDITIONAL ASSURANCES. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of a party, the other party or parties shall execute such additional instruments and take such additional actions as are reasonable to effectuate this Agreement. In addition and from time to time after Closing, Seller shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, more effectively to convey and transfer full right, title, and interest to, vest in, and place Buyer in legal and actual possession of, any and all of the Facilities and the Assets. Seller shall also furnish Buyer with such information and documents in its possession or under its control, or which Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims, and demands relating to or constituting a part of the Facilities or the Assets. Additionally, the parties hereto shall cooperate and use their commercially reasonable efforts to have its present directors, officers, and employees cooperate with such other party on and after Closing in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, arrangement, or dispute of any nature with respect to matters pertaining to all periods prior to (or post) Closing in respect of the items subject to this Agreement, including, but not limited to, all records and personnel with regard to any pending litigation or litigation arising after the Closing.

         12.3 CONSENTED ASSIGNMENT. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any claim, right, contract, license, lease, commitment, sales order, or purchase order if an attempted assignment thereof without the consent of the other party thereto would constitute a breach thereof or in any material way affect the rights of Seller thereunder, unless such consent is obtained. Each of Seller and Buyer, respectively, shall use its reasonable efforts to obtain any third party consents to the transactions contemplated by this Agreement from parties with which each, respectively, has a contractual relationship. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially affect the rights thereunder of Seller so that Buyer would not in fact receive all such rights, Seller and Buyer shall cooperate in good faith in any reasonable arrangement designed to provide for Buyer the benefits under any such claim, right, contract, license, lease, commitment, sales order, or purchase order, including, without limitation, enforcement of any and all rights of Seller against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

         12.4 CONSENTS, APPROVALS AND DISCRETION. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by a party, or whenever a party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld or delayed and such discretion shall be reasonably exercised.

         12.5 LEGAL FEES AND COSTS. In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys' fees, costs, and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

         12.6 CHOICE OF LAW. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to conflict of laws principles.

         12.7 BENEFIT/ASSIGNMENT. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns. No party may assign this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that any party may, without the prior written consent of the other parties, assign its rights and delegate its duties hereunder to one or more Affiliates (as defined in Section 12.18), but in such event, the assignor shall be required to remain obligated hereunder in the same manner as if such assignment had not been effected. Seller hereby agrees to cause the Seller Entities to transfer the Assets and Assumed Liabilities to the Buyer Entities specified on Exhibit C at the Closing. The transfer of the Assets and Assumed Liabilities to the Buyer Entities shall not relieve Buyer of any of its obligations under this Agreement.

         12.8 NO BROKERAGE. Each party agrees to be solely liable for and obligated to satisfy and discharge all loss, cost, damage, or expense arising out of claims for fees or commissions of brokers, investment bankers and financial advisors employed or alleged to have been employed by such party.

         12.9 COST OF TRANSACTION. Whether or not the transactions contemplated hereby shall be consummated and except as expressly set forth in Sections 12.28 and 12.29, the parties agree as follows: (i) Seller shall pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and legal counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, accountants and legal counsel incurred in connection with the subject matter hereof and any amendments hereto.

         12.10 CONFIDENTIALITY. It is understood by the parties hereto that the information, documents, and instruments delivered to Buyer by Seller and its agents and the information, documents, and instruments delivered to Seller by Buyer and its agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents, or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions, and covenants hereof and will only disclose such information, documents, and instruments to its duly authorized officers, members, directors, representatives, and agents (including consultants, attorneys, and accountants of each party) and applicable governmental authorities in connection with any required notification or application for approval or exemption therefrom. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return (or destroy and certify the destruction thereof) all such documents and instruments and all copies thereof in its possession to the other parties to this Agreement. Each of the parties hereto recognizes that any breach of this Section 12.10 would result in irreparable harm to the other party to this Agreement and its Affiliates (as defined in Section 12.18 below) and that therefore either Seller or Buyer shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash, or otherwise, in addition to all of its other legal and equitable remedies. Nothing in this Section 12.10, however, shall prohibit the use of such confidential information, documents, or information for such governmental filings as in the opinion of Seller's counsel or Buyer's counsel are required by law or governmental regulations or are otherwise required to be disclosed pursuant to applicable law.

         12.11 PUBLIC ANNOUNCEMENTS. Seller and Buyer mutually agree that no party hereto shall release, publish, or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of Seller and Buyer, except for information and filings reasonably necessary to be directed to governmental agencies to fully and lawfully effect the transactions herein contemplated or required in connection with securities and other laws. Nothing herein shall prohibit either party from responding to questions presented by the press or media without first obtaining prior consent of the other party hereto.

         12.12 WAIVER OF BREACH. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

         12.13 NOTICE. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by receipted overnight delivery, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

         Seller:                    The Brown Schools, Inc.
                                    3322 West End Avenue, Suite 550
                                    Nashville, Tennessee 37203
                                    Attention: Chief Executive Officer

                  With a copy to:   Bass, Berry & Sims PLC
                                    315 Deaderick Street, Suite 2700
                                    Nashville, Tennessee 37238
                                    Attention: Howard H. Lamar III

         Buyer:                     Psychiatric Solutions, Inc.
                                    113 Seaboard Lane, Suite C-100
                                    Franklin, Tennessee 37067
                                    Attention: Chief Executive Officer

                  With a copy to:   Harwell Howard Hyne Gabbert & Manner, P.C.
                                    315 Deaderick Street, Suite 1800
                                    Nashville, Tennessee 37238
                                    Attention: Lee C. Dilworth


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

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

         12.14 SEVERABILITY. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         12.15 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

         12.16 DIVISIONS AND HEADINGS. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

         12.17 SURVIVAL. All of the representations, warranties, covenants, and agreements made by the parties in this Agreement or pursuant hereto in any certificate, instrument, or document shall survive the consummation of the transactions described herein, and may be fully and completely relied upon by Seller and Buyer, as the case may be, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them, and shall not be deemed merged into any instruments or agreements delivered at the Closing or thereafter. Notwithstanding anything in this Section 12.17 which may be to the contrary, any claim, demand, or cause of action with respect to a breach of any representation or warranty made in this Agreement (other than representations or warranties contained in Sections 3.1, 3.2, 3.3, 3.12, 4.1,
4.2 and 4.3, which shall survive indefinitely, and the representations or warranties contained in Sections 3.8, 3.9, 3.15, 3.17 and 3.23, which shall survive for three (3) years after the Closing Date), must be made or brought, if at all, within one (1) year after the Closing Date. For the avoidance of doubt, this Section 12.17 shall not affect any rights to bring claims after one (1) year based on (x) any covenant or agreement of the parties which contemplates performance after the Closing, (y) the obligations of Buyer under Sections 11.1(ii), 11.1(iii) or 11.1(iv) or (z) the obligations of Seller under Section 11.2(ii), 11.2(iii) or 11.2(iv).

         12.18 AFFILIATES. As used in this Agreement, the term "AFFILIATE" means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by or is under common control with, the entity in question and the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

         12.19 KNOWLEDGE. "KNOWLEDGE" or similar phrases shall mean (1) in the case of an entity, the particular fact was actually known or not known, as the context requires, by Marguerite Sallee, Darrell Massengale, Rod Young, Margo Bonner, Perre Edwards or the facility Chief Executive Officer of such entity, and (2) in the case of an individual, the particular fact was actually known or not known, as the context requires, or in the event of either (1) or (2) with


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

respect to the actions or omissions of Seller, could reasonably be expected to have been known by such individual given his or her office and responsibilities.

         12.20 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

         12.21 ACCOUNTING DATE. The transactions contemplated hereby shall be effective for accounting purposes as of 12:01 a.m. Central Time on the Closing Date, unless otherwise agreed in writing by Seller and Buyer.

         12.22 NO INFERENCES. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

         12.23 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of Buyer and Seller and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other person.

         12.24 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         12.25 ENTIRE AGREEMENT; AMENDMENT. This Agreement supersedes all previous contracts or understandings, including any offers, letters of intent, proposals or letters of understanding, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter, and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this Agreement shall be recognized unless and until (i) they are made in writing and signed by all parties hereto, or (ii) they are deemed accepted pursuant to Section 12.1. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         12.26 RISK OF LOSS. Notwithstanding any other provision hereof to the contrary, the risk of loss in respect of casualty to the Assets shall be borne by Seller prior to the time of Closing and by Buyer thereafter.

         12.27 OTHER OWNERS OF ASSETS. The parties acknowledge that certain Assets may be owned by Affiliates of Seller and not Seller. Notwithstanding the foregoing, and for purposes of all representations, warranties, covenants and agreements contained herein, Seller agrees that (i) its obligations with respect to any Assets shall be joint and several with any Affiliate which owns or controls such Assets, (ii) the representations and warranties herein, to the extent applicable, shall be deemed to have been made by, on behalf of and with respect to, such Affiliates in their ownership capacity, and (iii) it has the legal capacity to cause, and it shall cause, any Affiliate which owns or controls any Assets to meet all of Seller's obligations under this Agreement with respect to such Assets. Seller hereby waives any defense to a claim made by Buyer under this Agreement based on the failure of any person who owns or controls the Assets to be a party to this Agreement.

         12.28 TRANSFER OR SALES TAXES. Any transfer, use or sales taxes due as a result of the purchase, sale, use or transfer of the Assets arising out of this transaction, if any, will be paid equally by Buyer and Seller.

         12.29 PRORATIONS. All of the costs that are directly attributable to the conduct of the business and operations of the Facilities and the Assets transferred to Buyer shall be prorated between Seller and Buyer as of the Closing Date. These costs shall include, but not be limited to, all personal property taxes, real estate taxes and assessments and other taxes imposed upon or assessed against the Real Property ("REAL ESTATE TAXES"). Seller shall pay all Real Estate Taxes for the years prior to the year in which Closing occurs. In the event Real Estate Taxes for the year in which Closing occurs are not payable or determinable at the time of Closing, Real Estate Taxes shall be prorated on the basis of the most currently available information. In the event that after Closing it is determined that the actual Real Estate Taxes for the year in which Closing occurs exceed such estimated amount ("TAX EXCESS") or are less than such estimated amount ("TAX REFUND") on which such proration is based, then (i) Seller shall pay its pro rata share of any Tax Excess promptly upon receipt from Buyer of Notice of such Tax Excess after its receipt of the tax bills for Real Estate Taxes for the year in which Closing occurs or (ii) Buyer shall refund and pay to Seller its pro rata share of any Tax Refund promptly after its receipt of such tax bills.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date first above written.



                                       THE BROWN SCHOOLS, INC.



                                       By: /s/ Darrell K. Massengale
                                          --------------------------------------
                                       Title: Chief Financial Officer
                                             -----------------------------------



                                       PSYCHIATRIC SOLUTIONS, INC.



                                       By: /s/ Steven T. Davidson
                                          --------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                               AMENDMENT NO. 1 TO
                            ASSET PURCHASE AGREEMENT

         THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "AMENDMENT NO. 1") is made and entered into as of March 31, 2003 by and between The Brown Schools, Inc., a Delaware corporation ("SELLER"), and Psychiatric Solutions, Inc., a Delaware corporation ("BUYER"). Buyer and Seller are referred to collectively herein as the "PARTIES."

                                    RECITALS

         A. On February 13, 2003, the Parties entered into that certain Asset Purchase Agreement (the "ORIGINAL AGREEMENT") pursuant to which, inter alia, Buyer agreed to purchase, and the Seller agreed to sell, substantially all of the assets and properties and assume certain of the liabilities which are directly related to and used in connection with the operation of the Facilities, on the terms and conditions set forth in the Original Agreement. Capitalized terms used in this Amendment No. 1 and not otherwise defined in this Amendment No. 1 shall have the meanings ascribed to them in the Original Agreement.

         B. Due to developments subsequent to the date of the Original Agreement and as a result of the anticipated timing for issuance of the Certificate of Need by the Oklahoma State Department of Health, the parties have agreed to amend the Original Agreement to provide for a second closing, solely for the transfer of Assets and Assumption of Liabilities of The Brown Schools of Oklahoma, Inc., a wholly owned subsidiary of Seller, and Therapeutic School Services, L.L.C., a wholly owned subsidiary of The Brown Schools of Oklahoma, Inc., each such entity one of the Seller Entities (and collectively herein referred to as "TBS-OKLAHOMA"). The parties desire to set forth the terms and conditions relating to the amendments as more particularly described in this Amendment No. 1.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                        AMENDMENTS TO ORIGINAL AGREEMENT

         1.1 PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES. The Assets and Assumed Liabilities related to TBS-Oklahoma shall be sold, conveyed, transferred, delivered, assigned and assumed (as applicable) to the Buyer and Psychiatric Solutions of Oklahoma, Inc., a wholly owned subsidiary of Buyer ("PSI-OKLAHOMA"), on the Second Closing Date (defined hereinafter), subject to fulfillment of the terms and conditions set forth herein.

         1.2 PURCHASE PRICE. As a result of this Second Closing (defined hereinafter), Buyer shall pay $48,000,000 of the Purchase Price at the first closing (referred to herein as the "FIRST CLOSING" and which hereby amends the term "Closing" as set forth in the Original Agreement).

In addition, as contemplated in the Original Agreement, Buyer hereby affirms it will pay One Million Dollars ($1,000,000) of the obligation under the Promissory Note as of the First Closing. Both payments at the First Closing and the payment at the Second Closing shall be made by wire transfer of immediately available funds to an account designated by Seller. The consummation of the transactions contemplated hereby, including the payment of the balance of the Purchase Price ($15,000,000), shall take place, subject to the satisfaction or waiver by the appropriate party of all the conditions precedent (as specified in Articles 7 and 8, subject to the modifications in this Amendment No. 1), at the second closing (the "SECOND CLOSING") which shall be at the offices of Bass, Berry & Sims PLC as promptly as reasonably possible on either of (i) the date of issuance of the Certificate of Need (anticipated to be on or before April __, 2003) or (ii) the date thereafter if timing of receipt of the Certificate of Need does not allow the parties to reasonably affect the transaction on the issuance date, or on such other date or at such other location as the Parties may mutually designate in writing (the "SECOND CLOSING DATE").

         1.3 ACTIONS AT SECOND CLOSING DATE. All actions set forth in Sections 2.2 and 2.3 of the Original Agreement of Seller and Buyer, respectively, with respect to the Assets and Assumed Liabilities of TBS-Oklahoma (the "OKLAHOMA ACTIONS") are hereby modified and amended to exclude such actions as of the First Closing Date and all such Oklahoma Actions shall, unless waived, be delivered and taken by Seller and Buyer, respectively, as of the Second Closing Date. Specifically, with respect to the Purchase Price, it will be allocated and delivered as set forth in Section 1.2 above.

         1.4      COVENANTS OF BUYER AND SELLER. The covenants set forth in
Article 5 applicable to TBS-Oklahoma and Seller (as it relates to its obligations regarding TBS-Oklahoma, not otherwise satisfied or waived at the First Closing and as applicable to affect the Second Closing) shall continue in effect to the Second Closing. The covenants of Buyer set forth in Article 6, not otherwise satisfied or waived at the First Closing and as applicable to affect the Second Closing, shall continue in effect to the Second Closing.

         1.5 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The conditions precedent to obligations of the Buyer set forth in Article 7 shall continue in full force and effect to the Second Closing, but only as applicable to TBS-Oklahoma and the Seller's obligations to affect the Second Closing and not previously satisfied or waived at the First Closing.

         1.6 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The conditions precedent to obligations of Seller set forth in Article 8 shall continue in full force and effect to the Second Closing, but only as applicable to Buyer's obligations to affect the Second Closing and not previously satisfied or waived at the First Closing. Notwithstanding the foregoing, the Parties hereto acknowledge and affirm that the conditions set forth in Section 7.5 (Adverse Change) continue to be measured on an aggregate basis, so that following the First Closing any adverse change at TBS-Oklahoma would have to be material to the Facilities (taken as a whole).

         1.7 ACCOUNTING DATE. The transactions contemplated hereby shall be effective for accounting purposes as of 12.01 a.m. Central Time on April 1, 2003 for the First Closing and as of 12:01 a.m. Central Time on the Second Closing Date for the Second Closing, unless otherwise agreed in writing by Seller and Buyer.

                                   ARTICLE II

                                  MISCELLANEOUS

         2.1 NO THIRD-PARTY BENEFICIARIES. Except as expressly provided in this Amendment No. 1, this Amendment No. 1 shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

         2.2 ENTIRE AGREEMENT. This Amendment No. 1 and the Original Agreement (including the Schedules and Exhibits thereto and other documents referred to therein) constitute the entire agreement on an integrated basis between the Parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. Except as expressly modified by this Amendment No. 1, the terms, covenants and conditions of the Original Agreement continue in full force and effect.

         2.3 SUCCESSION AND ASSIGNMENT. This Amendment No. 1 shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Amendment No. 1 or any of its rights, interests, or obligations hereunder by operation of law or otherwise except as contemplated in the Original Agreement.

         2.4 COUNTERPARTS. This Amendment No. 1 may be executed, including by facsimile signature, in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         2.5 GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed and enforced in accordance with, the laws of the State of Tennessee, without regard to conflict of laws principals.

         2.6 AMENDMENTS AND WAIVERS. No amendment of any provision of this Amendment No. 1 shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         2.7 SEVERABILITY. In the event that any provision of this Amendment No. 1 or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment No. 1 will continue in full force and effect and the application of such provision to other persons/entities or circumstances will be interpreted so as to effect the intent of the parties hereto.

         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 as of the date first above written.



                                       THE BROWN SCHOOLS, INC.



                                       BY: /s/ Darrell K. Massengale
                                          --------------------------------------
                                       NAME: Darrell K. Massengale
                                            ------------------------------------
                                       TITLE: Chief Financial Officer
                                             -----------------------------------



                                       PSYCHIATRIC SOLUTIONS, INC.



                                       BY: /s/ Steven T. Davidson
                                          --------------------------------------
                                       NAME: Steven T. Davidson
                                            ------------------------------------
                                       TITLE: Vice President
                                             -----------------------------------

                       [Signature Page to Amendment No. 1]